UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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YETI Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YETI 2021 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

YETI CORE VALUES 1 BE  AUTHENTIC AND INNOVATIVE WITH OUR BRAND AND PRODUCTS 2 CONTINUALLY STRIVE FOR IMPROVEMENT 3 PRIORITIZE  ACTIVITIES THAT HAVE THE BIGGEST IMPACT 4 BE RESPONSIVE AND GO THE EXTRA MIL 5 ACT WITH A SENSE OF URGENCY 6 NO ONE SUCCEEDS ALONE

YETI Holdings, Inc. 7601 Southwest Parkway Austin, Texas 78735 April 5, 2021 To Our Stockholders: We are pleased to invite you to attend the Annual Meeting of Stockholders of YETI Holdings, Inc. (‘‘YETI’’) to be held virtually on Thursday, May 20, 2021, at 8:00 a.m. CDT, at www.virtualshareholdermeeting.com/YETI2021. As part of our precautions regarding the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, YETI’s 2021 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. The following pages include a formal notice of the Annual Meeting and YETI’s proxy statement. These materials describe various matters on the agenda for the Annual Meeting and provide details regarding admission to the Annual Meeting. Please read these materials so that you will know what we plan to do at the Annual Meeting. We have elected to provide access to our proxy materials over the Internet by mailing a Notice of Internet Availability of Proxy Materials (the ‘‘Notice’’) to our stockholders who have not previously requested to receive our proxy materials by mail or e-mail. The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting, and supports conservation of natural resources. It is important that your shares be represented at the Annual Meeting, regardless of whether or not you plan to attend the meeting. You may vote your shares through any of the voting options available to you as described in the accompanying proxy statement and the Notice or proxy card you received. We hope you will exercise your rights as a stockholder and fully participate in YETI’s future. On behalf of management and our Board of Directors, we thank you for your continued support of YETI. Sincerely, Matthew J. Reintjes President and Chief Executive Officer, Director

KEY FY 2020 FINANCIAL METRICS

$1.09B Net Sales	**19%** Net Sales Growth	**21%** Coolers & Equipment Growth	**19%** Drinkware Growth	**50%** DTC Growth
-3% Wholesale Growth	**$224MM** Adjusted Net Income*	**20.5%** Adjusted Operating Margin	**$164.2MM** Adjusted Net Income*	**$1.87** Adjusted Net Income Per Diluted Share*

*For a reconciliation of adjusted operating income, adjusted net income, and adjusted net income per diluted share as set forth in this Proxy Statement to the nearest GAAP measures, see "Appendix A: Reconciliation of Non-GAAP Financial Measures."

KEY 2020 ESG INITIATIVES

YETI is committed to operating with responsibility and integrity while making a positive contribution to our industry and society. Our ESG initiatives address a broad set of stakeholders, including consumers, employees, suppliers, business partners and governments. We have demonstrated our commitment to ESG matters through the following initiatives in 2020:

Environmental.

- *Climate.* YETI became a founding member of the Outdoor Industry Association's Climate Action Corps.
- *Packaging.* We continued to make sustainable improvements in our packaging and are developing a framework for preferred packaging attributes.

Social.

- *Responsible Sourcing.* We continued to monitor adherence to our Supplier Code of Conduct, available at **www.YETI.com**.
- *Diversity, Equity & Inclusion.* YETI recognizes that an equitable, inclusive and culturally diverse environment is imperative and key to our long-term growth. In 2020, we continued our work to create an inclusive and diverse culture through a variety of initiatives on employee recruitment, employee training and development, including through participation in our employee affinity groups—voluntary, employee-led groups that foster a diverse and inclusive workplace aligned with our core values, goals and business practices. In 2020, we also joined the CEO Action for Diversity & Inclusion and teamed with organizations striving to remove barriers to access and participation in the WILD.

Governance.

- *Board Diversity.* In line with its commitment to improve representation on our Board, in 2020, YETI appointed two women to our Board, one of whom is also a person of color.

YETI is currently executing its ESG strategy and developing an ESG program to enhance the scope and robustness of our ESG policies, practices and reporting. We plan to align our reporting with leading ESG reporting frameworks, including SASB (Sustainability Accounting Standards Board) and GRI (Global Reporting Initiative). In 2020, YETI hired a dedicated VP of ESG who advises management on ESG matters, periodically reports to the Board, and is establishing a cross-functional ESG working group.

2020 COMMUNITY REACH


FISHING


HUNTING


BEER & BBQ


CULINARY


SKI/SNOWBOARD


SKATEBOARD


SURF/PADDLE


CLIMB/ALPINE


RODEO


RANCH


WELLNESS


YETI X BEASTIE BOYS
ON SPOTIFY
LISTEN NOW
MUSIC


YETI
SPORTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS DATE: Thursday, May 20, 2021 TIME: 8:00 a.m. CDT LOCATION: www.virtualshareholdermeeting.com/YETI2021 * As part of our precautions regarding the coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, YETI’s 2021 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) will be held exclusively online. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. To be admitted to and participate in the Annual Meeting, you must enter the control number on your proxy card, voting instruction form, or Notice of Internet Availability you previously received. See additional instructions on page 1 of the accompanying proxy statement. ITEMS OF BUSINESS At the Annual Meeting, stockholders will be asked to: • Elect the three Class III director nominees named in the accompanying proxy statement to serve until YETI’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; Approve, by a non-binding advisory vote, the compensation paid to YETI’s named executive officers (a ‘‘say-on-pay’’ vote); Ratify the appointment of PricewaterhouseCoopers LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 1, 2022; and Transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. • • • STOCKHOLDERS ENTITLED TO VOTE YETI’s Board of Directors has fixed the close of business on March 24, 2021, as the record date (the ‘‘Record Date’’) for the determination of stockholders entitled to receive notice of, attend and vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, attend, and vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at YETI’s offices for ten days prior to the Annual Meeting. The list of stockholders may also be accessed during the virtual Annual Meeting at www.virtualshareholdermeeting.com/YETI2021 by using the control number on your proxy card, voting instruction form, or Notice of Internet Availability. MATERIALS This Notice of Annual Meeting of Stockholders, the accompanying proxy statement and YETI’s 2020 Annual Report to Stockholders are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT Whether or not you plan to participate in the Annual Meeting, you are urged to vote your shares in one of the manners described in the accompanying materials as soon as possible so that your shares may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Annual Meeting. If you plan to participate in the Annual Meeting, please have on hand the control number on your proxy card or Notice of Internet Availability you previously received. By Order of the Board of Directors, Bryan C. Barksdale Senior Vice President, General Counsel and Secretary April 5, 2021

TABLE OF CONTENTS Page 1 PROXY SUMMARY OUR BOARD OF DIRECTORS 4 Proposal 1. Election of Class III Directors 4 Director Nominees 5 Class III Directors 5 Directors Continuing in Office 7 Class I Directors 7 Class II Directors 9 Board Composition, Qualifications and Diversity CORPORATE GOVERNANCE 12 15 Director Independence 15 Board Size and Composition 16 The Board and Its Committees 16 Audit Committee 17 Compensation Committee 18 Nominating and Governance Committee 18 Director Nomination Process 19 Compensation Committee Interlocks and Insider Participation 21 Board Function, Leadership Structure, and Executive Sessions 21 The Role of the Board in Succession Planning 22 The Role of the Board in Risk Oversight 22 Board Assessments 23 Code of Ethics and Business Conduct 23 Anti-Hedging and Anti-Pledging Policies 24 Communication with the Board 24 Non-Employee Director Compensation 24 Fiscal 2020 Director Compensation Table 24 Annual Cash Compensation 25 Equity Compensation 26 Company Product Discount 26 Non-Employee Director Stock Ownership Guidelines 26 EXECUTIVE COMPENSATION 28 Proposal 2. Approval, on an Advisory Basis, of the Compensation Paid to Our Named Executive Officers 28 Executive Officers 29 Compensation Discussion and Analysis 31 I. Executive Summary 32 II. Compensation Philosophy and Objectives 38 III. Compensation Determination Process 41

TABLE OF CONTENTS

	Page
IV. Compensation Program Components	44
V. Additional Compensation Policies and Practices	53
Executive Stock Ownership Guidelines	53
Clawback Policy	54
Anti-Hedging and Anti-Pledging Policies	54
Compensation Committee Report	55
2020 Summary Compensation Table	56
Employment Agreements	57
Fiscal 2020 Grants of Plan-Based Awards Table	58
Outstanding Equity Awards at 2020 Fiscal Year-End Table	59
Equity Compensation Plans	60
Fiscal 2020 Option Exercises and Stock Vested Table	61
Post-Termination Compensation	61
Senior Leadership Severance Benefits Plan	61
Potential Payments upon Termination or Change of Control	62
Post-Employment Compensation Table	64
CEO Pay Ratio	65
AUDIT MATTERS	**67**
Independent Registered Public Accounting Firm Fees	67
Audit Committee Pre-Approval of Audit and Non-Audit Services	67
Audit Committee Report	68
Change in Independent Registered Public Accounting Firm	69
Proposal 3. Ratification of Appointment of Independent Registered Public Accounting Firm	**70**
STOCK OWNERSHIP	**71**
Security Ownership of Certain Beneficial Owners and Management	71
Delinquent Section 16(a) Reports	73
Certain Relationships and Related-Party Transactions	73
Stockholders Agreement	73
Registration Rights Agreement	74
Other Related Party Transactions	74
Policies and Procedures for Related-Party Transactions	74
ADDITIONAL INFORMATION	**76**
Questions and Answers about the Annual Meeting	76
Director Nominations and Stockholder Proposals	80
Annual Report	80
Other Business	80
APPENDIX A	**81**

PROXY SUMMARY This proxy statement (this ‘‘Proxy Statement’’) of YETI Holdings, Inc., a Delaware corporation (‘‘YETI’’), is being furnished in connection with the solicitation of proxies by YETI’s Board of Directors (the ‘‘Board’’) for use at YETI’s 2021 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) to be held on Thursday, May 20, 2021, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the ‘‘Annual Meeting Notice’’) and any adjournment(s) or postponement(s) thereof. YETI’s proxy materials are first being made available to all stockholders entitled to vote on or about April 5, 2021. MATTERS TO BE VOTED ON The matters to be voted on at the Annual Meeting and the Board voting recommendations for such matters are as set forth below: The stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof. ATTENDING THE VIRTUAL ANNUAL MEETING Logistics • Attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/YETI2021. The Annual Meeting will begin at 8:00 a.m. CDT, with log-in beginning at 7:45 a.m. CDT, on Thursday, May 20, 2021. Stockholders will need to use the 16-digit control number on their proxy card, voting instruction form or Notice of Internet Availability in order to log into www.virtualshareholdermeeting.com/YETI2021. We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. CDT. Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you. However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting if you are unable to locate it prior to the Annual Meeting on your voting instruction form or Notice of Internet Availability. Technicians will be available to assist you with any technical difficulties. If you encounter any difficulties accessing the Annual Meeting during the check-in or during the Annual Meeting, please call 1-844-976-0738, or 303-562-9301 for international calls. The technical support number will also be displayed on the login page of the online virtual meeting platform. • • • • Voting During the Annual Meeting • Stockholders should follow the instructions at www.virtualshareholdermeeting.com/YETI2021 to vote during the Annual Meeting. Voting online during the Annual Meeting will replace any previous votes submitted by Internet, telephone or mail. YETI 2021 PROXY STATEMENT | 1 1. The election of the three Class III director nominees named in this Proxy Statement to serve until YETI’s 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; 2. The approval, by a non-binding advisory vote, of the compensation paid to YETI’s named executive officers; and 3. The ratification of the appointment of PricewaterhouseCoopers LLP as YETI’s independent registered public accounting firm for the fiscal year ending January 1, 2022.

PROXY SUMMARY

Asking Questions

- You may submit live questions during the Annual Meeting at *www.virtualshareholdermeeting.com/YETI2021*. During the Annual Meeting, we will answer as many stockholder submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and answered on our website following the meeting with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Following the Annual Meeting

- Following the Annual Meeting, we will post to our Investor Relations website a replay and a transcript of the Annual Meeting (including the question and answer session), as well as final voting results, which will remain on the website for at least one year.

HOW TO VOTE

Stockholders of Record

In Advance of the Annual Meeting

If you are a stockholder of record, you can vote via the following methods in advance of the Annual Meeting:

BY TELEPHONE	Dial 1-800-690-6903 and follow the instructions for telephone voting shown on the proxy card or voting instruction form mailed to you, or the instructions that you received by email.
BY MAIL	Complete, sign, date and mail the proxy card or voting instruction form in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card or voting instruction form.
BY MOBILE DEVICE	Scan, with your mobile device, the QR code provided on the proxy card or voting instruction form mailed to you.
BY INTERNET	In advance of the Annual Meeting, go to the web address www.proxyvote.com and follow the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form mailed to you, or the instructions that you received by email.

The deadline to vote in advance by telephone or electronically is 11:59 P.M. ET on May 19, 2021. If you vote by phone or electronically, you do not need to return a proxy card. If you plan to mail or return a proxy card to instruct how your shares are voted at the Annual Meeting, your proxy card should be returned so that it is received before the polls close at the Annual Meeting.

During the Annual Meeting

If you are a stockholder of record, you can vote during the Annual Meeting by going to the web address www.virtualshareholdermeeting.com/YETI2021 and following the instructions for voting.

Beneficial Owners

If you are a beneficial owner and your shares are held by a bank, broker or other nominee, you should follow the instructions provided to you by that firm. Although most banks and brokers now offer voting by mail, by telephone and by Internet, availability and specific procedures will depend on their voting arrangements. Shares held beneficially may be voted electronically during the Annual Meeting using the 16-digit control number on the voting instruction form or Notice of Internet Availability received by the beneficial owner.

2 | YETI 2021 PROXY STATEMENT

PROXY SUMMARY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 20, 2021. As permitted by the Securities and Exchange Commission (‘‘SEC’’) rules, YETI has elected to make the Annual Meeting Notice, this Proxy Statement, and our Annual Report to Stockholders covering YETI’s fiscal year ended January 2, 2021 (our ‘‘Annual Report’’) available to our stockholders primarily via the Internet at www.proxyvote.com, rather than mailing printed copies of these materials to each stockholder. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the ‘‘Proxy Notice’’) containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and the Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice to request that a paper copy be mailed to you. This summary highlights certain information contained in this Proxy Statement but does not contain all of the information that you should consider before voting. For more complete information, please review our Annual Report and this entire Proxy Statement. YETI 2021 PROXY STATEMENT | 3

OUR BOARD OF DIRECTORS PROPOSAL 1. ELECTION OF CLASS III DIRECTORS The Board currently consists of nine qualified directors with skills we believe are aligned to our business and strategy. The table below sets forth the names of our current directors, including each of our Class III directors whose term expires at the Annual Meeting and each director of YETI who will continue to serve as a director after the Annual Meeting. Each of the current Class III directors has been nominated for election at the Annual Meeting as further described under ‘‘Director Nominees’’ below. NAME CLASS YEAR TERM The classified structure of the Board was adopted in our Amended and Restated Certificate of Incorporation, effective October 25, 2018 (the ‘‘Certificate of Incorporation’’). Director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. This means that the three director nominees who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected to the Board at the Annual Meeting. Should any director nominee become unable or unwilling for good cause to serve as a director at the time of the Annual Meeting, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate, or the Board may reduce the number of directors constituting the Board. However, we are not aware of any circumstances that would prevent any of the Class III director nominees from serving. Directors are elected to serve until the expiration of their three-year term and until their successors have been elected and qualified. Unless otherwise directed, the proxy holders named in the proxy you submit intend to vote ‘‘For All’’ to elect each Class III director nominee to the Board. The Board unanimously recommends that stockholders vote ‘‘FOR ALL’’ to elect each Class III director nominee to the Board. 4 | YETI 2021 PROXY STATEMENT EXPIRES Frank D. GibeauI2022 Matthew J. ReintjesI2022 Roy J. SeidersI2022 Mary Lou KelleyII2023 Dustan E. McCoyII2023 Robert K. ShearerII2023 Tracey D. BrownIII2021 Alison DeanIII2021 David L. SchnadigIII2021

OUR BOARD OF DIRECTORS DIRECTOR NOMINEES The stockholders are being asked to elect Tracey D. Brown, Alison Dean, and David L. Schnadig to serve as Class III directors for a term of three years ending at our 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each Class III director nominee currently serves as a Class III director whose term expires at the Annual Meeting. Each Class III director nominee has consented to serve as a Class III director if elected, and each Class III director nominee has expressed his or her intention to serve the entire term. The Board has nominated these directors following the recommendation of the Nominating and Governance Committee of the Board. The following sections provide information with respect to each nominee for election as a Class III director. It includes the specific experience, qualifications, and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director’s tenure on the Board, his or her age and such director’s committee assignments. Ages are as of April 5, 2021. CLASS III NOMINEES (FOR TERMS EXPIRING IN 2024) TRACEY D. BROWN CAREER HIGHLIGHTS • American Diabetes Association, the nation’s largest voluntary health organization and a global authority on diabetes • Chief Executive Officer (June 2018 to Present) Sam’s Club, a division of Walmart, Inc. • • Senior Vice President of Operations and Chief Experience Officer (February 2017 to June 2018) Chief Member and Marketing Officer (January 2015 to February 2017) Vice President (October 2014 to January 2015) Director Since: May 2020 Age: 53 • • • RAPP Dallas, a data-driven integrated marketing agency • Chief Executive Officer and Managing Director (January 2010 to September 2014) Senior Vice President (April 2008 to January 2010) Committees: • Nominating & Governance • • Direct Impact, direct marketing agency • Chief Operating Officer (July 2006 to April 2008) Advanced Micro Devices, direct marketing agency • Director, Worldwide Consumer Marketing (January 2002 to July 2006) Independent • OTHER CURRENT PUBLIC COMPANY BOARDS • WW International, Inc., a global wellness company and the world’s leading commercial weight management program (since February 2019) EDUCATION • M.B.A., Columbia University Graduate School of Business • B.S., Chemical Engineering, University of Delaware KEY SKILLS AND QUALIFICATIONS Ms. Brown was selected to serve on our Board because of her: • extensive executive leadership experience • vast experience leveraging insights to deepen connections to consumers and create customer loyalty YETI 2021 PROXY STATEMENT | 5

OUR BOARD OF DIRECTORS

ALISON DEAN



Director Since:
October 2020

Age: 56

Committees:
- Audit

✓ Independent

CAREER HIGHLIGHTS

- **iRobot**, the leading consumer robot company
  - Executive Vice President, Chief Financial Officer, and Treasurer (April 2013 to May 2020)
  - Senior Vice President, Corporate Finance (February 2010 to April 2013)
  - Vice President, Finance (August 2005 to February 2010)
- **3Com Corporation**, a digital electronics manufacturer
  - Several senior financial roles (1995 to August 2005), including vice president and corporate controller (2004 to 2005) and vice president of finance, worldwide sales (2003 to 2004)

OTHER CURRENT PUBLIC COMPANY BOARDS

- **Everbridge, Inc.**, a global software company that provides critical event management and enterprise safety applications (since July 2018)

EDUCATION

- M.B.A., Boston University
- B.A., Business Economics, Brown University

KEY SKILLS AND QUALIFICATIONS

Ms. Dean was selected to serve on our Board because of her:

- extensive consumer business and corporate finance experience and knowledge
- experience leading global retail consumer products expansion initiatives

DAVID L. SCHNADIG



Director Since:
June 2012

Age: 56

Committees:
- Compensation
- Nominating & Governance (Chair)

✓ Independent

CAREER HIGHLIGHTS

- **Cortec Management Services, LLC**, a private equity firm and owner of YETI's former principal stockholder
  - Co-President (2019 to Present)
  - Managing Partner (2010 to 2019)
  - Partner (2000 to 2010)
  - Managing Director (1995 to 2000)
- **SunAmerica Inc.**, a life insurance and financial services company
  - Assistant to the Chairman
- **Lehman Brothers, Inc.**, global financial services firm
  - Investment Banker
- **Cresap, McCormick & Paget**, general management consultants
  - Management Consultant

EDUCATION

- M.B.A., The Kellogg School of Management at Northwestern University
- B.A., Trinity College

KEY SKILLS AND QUALIFICATIONS

Mr. Schnadig was selected to serve on our Board because of his:

- extensive knowledge and understanding of YETI's business resulting from his role as YETI's Board Chair since 2012
- experience in, and knowledge of, consumer products businesses, corporate strategy, corporate finance, and governance

6 | YETI 2021 PROXY STATEMENT

OUR BOARD OF DIRECTORS DIRECTORS CONTINUING IN OFFICE The following section provides information with respect to each director of YETI who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director’s tenure on the Board, his or her age and such director’s committee assignments. Ages are as of April 5, 2021. CLASS I DIRECTORS (FOR TERMS EXPIRING IN 2022) FRANK D. GIBEAU CAREER HIGHLIGHTS • Zynga Inc., a leading provider of social game services • Chief Executive Officer (March 2016 to Present) Electronic Arts Inc., a global leader in digital interactive entertainment • • • • • Executive Vice President of EA Mobile (September 2013 to May 2015) President of EA Labels (August 2011 to September 2013) President of EA Games Label (June 2007 to August 2011) Executive Vice President, General Manager, North America Publishing (September 2005 to June 2007) Senior Vice President of North American Marketing (2002 to September 2005) Director Since: February 2020 Age: 52 • Committees: • Audit OTHER CURRENT PUBLIC COMPANY BOARDS • Zynga (2015 to Present) EDUCATION • M.B.A., Santa Clara University • B.S., Business Administration, University of Southern California KEY SKILLS AND QUALIFICATIONS Mr. Gibeau was selected to serve on our Board because of his: • extensive leadership experience in a public company • deep knowledge of corporate strategy, product development and brand building Independent YETI 2021 PROXY STATEMENT | 7

OUR BOARD OF DIRECTORS MATTHEW J. REINTJES CAREER HIGHLIGHTS • YETI Holdings, Inc. • President and Chief Executive Officer (September 2015 to Present) Vista Outdoor Inc., a manufacturer of outdoor sports and recreation products, which, prior to February 9, 2015, was operated as a reporting segment of Alliant Techsystems Inc. • Vice President of Outdoor Products (February 2015 to September 2015) Alliant Techsystems Inc., an aerospace, defense, and sporting goods company • Vice President of Accessories (November 2013 to February 2015) Bushnell Holdings Inc., a portfolio of leading brands in outdoor and recreation products • Chief Operating Officer (May 2013 to November 2013) Hi-Tech Industrial Services, Inc., a supplier of industrial services • Chief Operating Officer (January 2013 to May 2013) Dannaher Corporation, a global science and technology company • Director Since: March 2016 Age: 45 • • • • • President of KaVo Equipment Group-North America (October 2011 to January 2013) President-Imaging (April 2011 to October 2011) Roles including Vice President/General Manager, Vice President of Sales, and Senior Product Manager (2004 to October 2011) • • EDUCATION • M.B.A., University of Virginia’s Darden School of Business • B.A., Economics, University of Notre Dame KEY SKILLS AND QUALIFICATIONS Mr. Reintjes was selected to serve on our Board because of his: • • perspective and experience as our President and CEO extensive experience in corporate strategy, brand leadership, new product development, general management processes operations leadership with companies in the outdoor sports and recreation products industries • 8 | YETI 2021 PROXY STATEMENT

OUR BOARD OF DIRECTORS ROY J. SEIDERS CAREER HIGHLIGHTS • YETI Holdings, Inc. • Chief Executive Officer (2006 to September 2015) • YETI Coolers, LLC, a wholly owned subsidiary of YETI • Chairman and Founder (September 2015 to Present) EDUCATION • B.A., Texas Tech University KEY SKILLS AND QUALIFICATIONS Mr. Seiders was selected to serve on our Board because of his: • unique perspective and experience as one of YETI’s founders and leaders since our inception • passion for, and extensive knowledge of, our products, brand, Ambassadors, and customers Director Since: June 2012 Age: 44 CLASS II DIRECTORS (FOR TERMS EXPIRING IN 2023) MARY LOU KELLEY CAREER HIGHLIGHTS • Best Buy Co., Inc., a consumer electronics retailer • President, E-commerce (April 2014 to March 2017) Chico’s FAS Inc., a retail women’s clothing chain • Senior Vice President, E-commerce (July 2010 to March 2014) L.L. Bean, a retail company • Vice President of Retail Real Estate and Marketing (2006 to 2009) • • Director Since: February 2019 Age: 60 OTHER CURRENT PUBLIC COMPANY BOARDS • Vera Bradley, Inc., a luggage and handbag design company (since December 2015) Finning International, Inc., a dealer of construction machinery and equipment (since January 2018) Committees: • Compensation • Nominating & Governance • EDUCATION • M.B.A., University of Virginia’s Darden School of Business • B.A., Economics, Boston College KEY SKILLS AND QUALIFICATIONS Ms. Kelley was selected to serve on our Board because of her:  Independent • • extensive executive leadership experience deep knowledge of consumer products, e-commerce, and omni-channel marketing knowledge of corporate compensation and governance matters • YETI 2021 PROXY STATEMENT | 9

DUSTAN E. McCOY CAREER HIGHLIGHTS • Brunswick Corporation, a global manufacturer and marketer of recreation products • Chairman of the Board and Chief Executive Officer (December 2005 to February 2016) President, Brunswick Boat Group (October 2000 to December 2005) Vice President, General Counsel and Corporate Secretary (September 1999 to October 2000) • • Director Since: October 2018 Age: 71 • Witco Corporation, a specialty chemical products company • Executive Vice President • Senior Vice President, General Counsel and Secretary Committees: • Audit • Compensation (Chair) OTHER CURRENT PUBLIC COMPANY BOARDS • Freeport-McMoRan Inc., a mining company (since 2006)—current Chair of its Compensation Committee and Lead Independent Director • Louisiana-Pacific Corporation, a building materials manufacturer (since 2002)—current Chair of its Compensation Committee and Lead Independent Director EDUCATION • J.D., Salmon P. Chase College of Law, Northern Kentucky University • B.A., Political Science, Eastern Kentucky University KEY SKILLS AND QUALIFICATIONS Mr. McCoy was selected to serve on our Board because of his:  Independent • • • extensive leadership experience broad understanding of global businesses knowledge of corporate compensation, legal, compliance, governance and disclosure matters 10 | YETI 2021 PROXY STATEMENT

ROBERT SHEARER CAREER HIGHLIGHTS • VF Corporation, a global lifestyle and apparel company • Senior Vice President and Chief Financial Officer (May 2005 to March 2015) Vice President—Finance and Chief Financial Officer (January 2003 to May 2005) Vice President and Controller (June 2000 to January 2003) Various senior leadership positions, including two years as President of VF Corporation’s Outdoor Coalition, which was formed with the acquisition of The North Face brand (1986 to 2000) • Director Since: October 2018 Age: 69 • • • Ernst & Young LLP, a multinational professional services firm • Senior Audit Manager Committees: • Audit (Chair) • Nominating & Governance OTHER CURRENT PUBLIC COMPANY BOARDS • Church & Dwight Co, Inc., a household products manufacturer (since 2008)—current Chair of its Audit Committee • Kontoor Brands Inc., a global lifestyle apparel company (since May 2019)—current Chair of the Board and Chair of its Audit Committee PRIOR PUBLIC COMPANY BOARDS • The Fresh Market, Inc., a specialty grocery chain (April 2015 to April 2016) EDUCATION • B.S., Accounting, Catawba College KEY SKILLS AND QUALIFICATIONS Mr. Shearer was selected to serve on our Board because of his:  Independent • • extensive public accounting, finance, and internal control experience experience leading global retail consumer products expansion initiatives YETI 2021 PROXY STATEMENT | 11

BOARD COMPOSITION, QUALIFICATIONS AND DIVERSITY The Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board’s existing expertise. Diversity in gender, race/ethnicity, skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom. Consistent with YETI’s Corporate Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise, and time to make a significant contribution to the Board, YETI, and its stockholders. The Nominating and Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Nominating and Governance Committee evaluates prospective nominees against the standards and qualifications set forth in YETI’s Corporate Governance Guidelines as well as other relevant factors it deems appropriate. Below are certain skills and experience that we have considered important for our directors to have in light of our current business and structure. The director nominees’ biographies above include information pertaining to each nominee’s relevant experience relative to these attributes. Public Company Board Experience Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters. Senior Leadership Experience Directors who have served as CEOs and in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models. Relevant Industry Experience and Product Knowledge The Board believes that outdoor and recreation products industry experience and extensive knowledge of YETI’s products are valuable in shaping and enhancing our growth strategy. Global Expertise Because we are expanding internationally and becoming a global organization, directors with global expertise can provide useful business and cultural perspectives regarding many significant aspects of our business. 12 | YETI 2021 PROXY STATEMENT

Interpersonal Skills and Diversity The Board believes that diversity is one of many important considerations in board composition. Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, education, and thought. In addition, YETI believes its stockholders will appreciate a diverse board, which is more reflective of the overall investment community and markets we and our consumers serve. The Nominating and Governance Committee evaluates the current composition of the Board from time-to-time to ensure that the directors reflect a diversity of viewpoints, and will generally consider each nominee’s professional experience, background, education, financial expertise, gender, race/ethnicity, age, and other individual qualities and attributes against the backdrop of the Board’s existing composition. The Nominating and Governance Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences, and skills as part of the director search that YETI undertakes, and to ensuring that candidates are drawn from a pool that includes diverse candidates, including women and minority candidates. BOARD SNAPSHOT ETHNIC DIVERSITY GENDER DIVERSITY Black/African American: 11% (1 of 9 directors) Female: 33% (3 of 9 directors) INDEPENDENCE AGE DISTRIBUTION <50 years: 22% Independent: 78% (7 of 9 directors) 50-59 years: 44% 60-69 years: 22% >70 years: 11% Average Age: 56 YETI 2021 PROXY STATEMENT | 13 1 2 7 4 2 3 1

BOARD SKILLS Accounting & Finance (Reporting, Auditing, Internal Controls) (5 of 9 directors) Global Business (9 of 9 directors) Business Development / M&A / Strategy (9 of 9 directors) Marketing / Brand Development (4 of 9 directors) Compliance / Corporate Governance / Legal / Risk Management (8 of 9 directors) Outdoor Sports Industry (5 of 9 directors) E-commerce; Consumer Products (8 of 9 directors) Public Company Board (6 of 9 directors) Senior Leadership (9 of 9 directors) Talent / Organizational Development (5 of 9 directors) 14 | YETI 2021 PROXY STATEMENT 5 9 6 8 5 8 4 9 9 5

CORPORATE GOVERNANCE YETI’s business and affairs are managed under the direction of the Board, which currently consists of nine directors, comprising our Chief Executive Officer (‘‘CEO’’), one of our founders, and seven outside directors, including one director affiliated with Cortec Group Fund V, L.P. (together with its affiliates, ‘‘Cortec’’), our principal stockholder until June 2020. With the oversight of the Board and its committees, YETI operates within a comprehensive plan of corporate governance for the purposes of defining independence, assigning responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. YETI’s Corporate Governance Guidelines, which are available under ‘‘Governance’’ in the Investor Relations section of our website, www.YETI.com, along with our other principal governance documents, set the framework for our governance structure. The Board believes that sound corporate governance is a source of competitive advantage for YETI and allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize stockholder value. DIRECTOR INDEPENDENCE Currently, our Board consists of nine members, seven of whom are independent. For a director to be considered independent in accordance with applicable NYSE listing standards, the Board must determine that the director does not have any direct or indirect material relationship with us (including as a partner, shareholder or officer of an organization that has a relationship with us). As required by applicable NYSE listing standards, the Board has affirmatively determined that each of Tracey D. Brown, Alison Dean, Frank D. Gibeau, Mary Lou Kelley, Dustan E. McCoy, David L. Schnadig and Robert K. Shearer is independent and free of any material relationships with YETI other than as established through his or her service as a director of YETI. In determining director independence, the Board considers any transactions or relationships between a director and his or her immediate family and affiliates, on the one hand, and YETI and its management, on the other hand, to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. In connection with the Board’s assessment of the independence of Mses. Brown, Dean, and Kelley and Messrs. Gibeau, McCoy, Schnadig, and Shearer, we found no such transactions or relationships. Mr. Schnadig is a Co-President of Cortec Management Services, LLC, the owner of our former principal stockholder. In June 2020, the disinterested members of the Nominating and Governance Committee and the Board determined that Mr. Schnadig was independent in light of the following: (i) upon completion of a secondary offering on June 1, 2020, Cortec ceased to beneficially own 5% or more of the outstanding shares of common stock of YETI and, accordingly, lost the right to nominate any directors for election to the Board; (ii) Mr. Schnadig did not meet, by virtue of his respective duties and responsibilities, the definition of ‘‘officer’’ as such term is defined in Rule 16a-1(f) promulgated under Section 16 of the Exchange Act as Mr. Schnadig was not a vice president of a principal business unit nor did he possess policy-making authority or have any responsibilities while holding the titles of Vice President and Assistant Secretary of YETI; and (iii) Mr. Schnadig has not been within the last three years an employee of YETI as such term is defined under Section 303A.02(b)(i) of the NYSE Listed Company Manual. While Mr. Schnadig previously had a title as our Vice President and Assistant Secretary until his removal from such positions on September 26, 2018 in connection with our initial public offering (‘‘IPO’’), Mr. Schnadig never had responsibilities or performed services as an officer or employee of YETI, has never been on YETI 2021 PROXY STATEMENT | 15

CORPORATE GOVERNANCE YETI’s payroll or compensated for services as an employee of YETI or otherwise, and has never received a Form W-2 (or a 1099) from YETI. BOARD SIZE AND COMPOSITION The number of directors comprising the Board is fixed from time to time by resolution of the Board pursuant to the Certificate of Incorporation. The Board has determined that nine directors, a substantial majority of whom are independent, is the appropriate size for YETI. The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. Given the evolving nature of our business, the Board has determined that the right governance structure for the Board may vary as circumstances warrant. Consistent with this understanding, the directors consider the Board’s size and composition on an annual basis in connection with its annual self-evaluation. THE BOARD AND ITS COMMITTEES In 2020, the Board held five meetings. Directors are expected to attend all Board meetings, meetings of committees on which they serve, and stockholder meetings. More to the point, directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each director attended more than 75% of the aggregate of the meetings of the Board and of the meetings held by all committees of the Board on which such director served during the 2020 fiscal year. All directors then in office attended our 2020 Annual Meeting of Stockholders. The Board currently has, and appoints the members of, three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which have been approved by the Board and are available under ‘‘Governance’’ in the Investor Relations section of our website, www.YETI.com. The current members of the committees are identified below. The Board determined that each of Mses. Brown, Dean, and Kelley and Messrs. Gibeau, McCoy, Schnadig, and Shearer is independent under the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). 16 | YETI 2021 PROXY STATEMENT

CORPORATE GOVERNANCE

COMMITTEE COMPOSITION

Committee Member	Audit	Compensation	Nominating and Governance
	Committee Memberships		
Tracey D. Brown			Committee Member
Alison Dean	Committee Member, Audit Committee financial expert		
Frank D. Gibeau	Committee Member		
Mary Lou Kelley		Committee Member	Committee Member
Dustan E. McCoy	Committee Member	Committee Chair	
David L. Schnadig (Chair of the Board)		Committee Member	Committee Chair
Robert K. Shearer	Committee Chair, Audit Committee financial expert		Committee Member

Chair of the Board | Committee Chair | Committee Member | Audit Committee financial expert

AUDIT COMMITTEE



MR. SHEARER (CHAIR)



MS. DEAN



MR. GIBEAU



MR. MCCOY

NUMBER OF MEETINGS IN FY 2020: 6

Audit Committee Report: p. 68

The primary responsibilities of the Audit Committee are to:

- assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI's financial statements, (ii) YETI's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications, independence and performance, and (iv) the performance of YETI's internal audit function;
- prepare the Audit Committee's annual report included in this Proxy Statement;
- advise and consult with management and the Board regarding the financial affairs of YETI; and
- appoint, compensate, retain, terminate and oversee the work of YETI's independent auditors.

All members of the Audit Committee have been determined to be financially literate and to meet the applicable NYSE and SEC standards for independence. See "—Director Independence" above. The Board has determined that each of Mr. Shearer and Ms. Dean qualifies as an "audit committee financial expert" within the definition established by the SEC.

YETI 2021 PROXY STATEMENT | 17

CORPORATE GOVERNANCE COMPENSATION COMMITTEE NUMBER OF MEETINGS IN FY 2020: 5 Compensation Committee Report: p. 55 MR. MCCOY (CHAIR) MS. KELLEY MR. SCHNADIG The primary responsibilities of the Compensation Committee are to: • establish and administer YETI’s policies, programs and procedures for compensating and providing benefits to its executives; make recommendations to the Board regarding the compensation of non-employee directors; review and approve corporate goals and objectives relevant to the CEO’s compensation; evaluate the CEO’s performance in light of these goals and objectives and, either as a committee, or together with the independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation; review and approve corporate goals and objectives relevant to other executive officer compensation, evaluating the other executive officers’ performance in light of these goals and objectives, and determining and approving the compensation level of each other executive officer based on this evaluation; and make recommendations to the Board with respect to incentive-compensation plans and equity-based plans. • • • • • In performing its responsibilities, the Compensation Committee takes into account the recommendations of the CEO and Senior Vice President of Talent & ESG in determining the compensation of executive officers other than with respect to the CEO or Senior Vice President of Talent & ESG, as applicable. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers. The Compensation Committee has retained Frederic W. Cook & Co., Inc. (‘‘FW Cook’’) as its independent compensation consultant. During the fiscal year ended January 2, 2021 (‘‘fiscal 2020’’), FW Cook advised on and assisted with the review and evaluation of executive compensation and compensation of our non-employee directors. During fiscal 2020, FW Cook provided no services to YETI other than consulting services to the Compensation Committee regarding executive and non-employee director compensation. The Compensation Committee has reviewed the independence of FW Cook under the specific independence factors adopted by the SEC and NYSE and determined that FW Cook’s work does not raise any conflicts of interest. NOMINATING AND GOVERNANCE COMMITTEE NUMBER OF MEETINGS IN FY 2019: 4 MR. SCHNADIG (CHAIR) MS. BROWN MS. KELLEY MR. SHEARER 18 | YETI 2021 PROXY STATEMENT

CORPORATE GOVERNANCE The primary responsibilities of the Nominating and Governance Committee are to: • • • identify individuals qualified to become members of the Board; recommend candidates to fill Board vacancies and newly-created director positions; recommend whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms; recommend corporate governance guidelines applicable to the Board and YETI’s employees; oversee the evaluation of the Board and its committees; assess and recommend Board members to the Board for committee membership; and assist the Board with management succession planning. • • • • For an overview of the Nominating and Governance Committee’s process for evaluating and selecting potential board candidates, see ‘‘—Director Nomination Process’’ below. DIRECTOR NOMINATION PROCESS YETI’s Nominating Policy, which describes the process for evaluating and selecting potential director candidates, is administered by the Nominating and Governance Committee and attached to its charter. The Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates: • • reputation for integrity, strong moral character and adherence to high ethical standards holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor and has demonstrated high levels of accomplishment demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of YETI ability to read and understand basic financial statements and other financial information pertaining to YETI commitment to understand YETI and its business, industry and strategic objectives commitment and ability to regularly attend and participate in meetings of the Board, Board committees and stockholders, and ability to generally fulfill all responsibilities as a director of YETI willingness to represent and act in the interests of all stockholders of YETI rather than the interests of a particular group good health and ability to serve independence under applicable SEC and NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director, it being understood that not all directors are required to be independent under the NYSE listing standards willingness to accept the nomination to serve as a director of YETI • • • • • • • • YETI 2021 PROXY STATEMENT | 19

CORPORATE GOVERNANCE The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee: • whether the prospective nominee will foster a diversity of backgrounds, skills, perspectives and experiences (based on a consideration of the personal characteristics, skills and experience of all current and prospective directors, including gender, race and ethnicity) to provide for the representation of a broad range of perspectives on the Board for potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as ‘‘financially literate’’ or as an ‘‘audit committee financial expert’’ under applicable NYSE and SEC rules for incumbent directors standing for re-election, the incumbent director’s performance during his or her term, including the number of meetings attended, level of participation, overall contribution to YETI, and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board the composition of the Board and whether the prospective nominee will add to or complement the Board’s existing strengths • • • Our Corporate Governance Guidelines provide that no director may stand for election after reaching age 75 unless the Board approves an exception to this guideline on a case-by-case basis. Upon the completion of a secondary offering in November 2019, we ceased to be a controlled company under applicable NYSE listing standards and became subject to additional independent board and board committee requirements under the NYSE listing standards following a phase-in schedule. In anticipation of becoming subject to these requirements following the cessation of our controlled company status, we commenced a process to identify and recruit additional independent directors to the Board following our IPO in October 2018. The Nominating and Governance Committee solicits ideas for possible director candidates from a number of sources—including members of the Board, our CEO and other senior-level executive officers, individuals personally known to the members of the Board, our other outside advisors and the potential re-nomination of incumbent directors. The Nominating and Governance Committee may also employ professional search firms (for which it would pay a fee) to assist it in identifying potential members of the Board. Beginning in 2018, the Nominating and Governance Committee engaged Heidrick & Struggles International, Inc., an independent third-party search firm (‘‘Heidrick & Struggles’’), to assist in the process of identifying and evaluating potential independent director candidates. Since our IPO, the Board has appointed four new independent directors, including Mary Lou Kelley, who was appointed in February 2019 and elected by our stockholders at our 2020 Annual Meeting of Stockholders, and Frank D. Gibeau, Tracey D. Brown and Alison Dean, who were each appointed to the Board in 2020. Ms. Brown and Ms. Dean, who have not previously been elected by YETI’s stockholders, are nominees for election at the Annual Meeting. On January 30, 2020, Mr. Gibeau was recommended as a director nominee by the Nominating and Governance Committee after having been identified as a potential director candidate by Heidrick & Struggles and was appointed to serve, beginning January 30, 2020, as a director of YETI to fill the vacancy created by the increase in the size of the Board to nine members. On May 19, 2020, Ms. Brown was recommended as a director nominee by the Nominating and Governance Committee after having been identified as a potential director candidate by Heidrick & Struggles and was appointed to serve, beginning May 26, 2020, as a director of YETI to fill the vacancy created by Mr. Jeff Lipsitz’s resignation from the Board. On October 29, 2020, Ms. Dean was recommended as a director nominee by the Nominating and Governance Committee after having been identified as a potential director candidate by Heidrick & Struggles and was appointed to serve, beginning 20 | YETI 2021 PROXY STATEMENT

CORPORATE GOVERNANCE October 30, 2020, as a director of YETI to fill the vacancy created by Mr. Michael Najjar’s resignation from the Board. The Nominating and Governance Committee will also consider any suggestions of director nominees from stockholders and will evaluate any such prospective nominees in the same manner and against the same criteria as any other prospective nominee identified from any other source. In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (the ‘‘Bylaws’’). See ‘‘—Director Nominations and Stockholder Proposals’’ in this Proxy Statement and ‘‘Notice of Stockholder Business and Nominations’’ in the Bylaws. The Nominating and Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Nominating and Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. In addition, the Nominating and Governance Committee will consider whether a candidate (including a candidate recommended by stockholders) meets the qualifications set forth in YETI’s Corporate Governance Guidelines. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION During the fiscal 2020, the members of the Compensation Committee were Mr. McCoy, Ms. Kelley and Mr. Schnadig. During fiscal 2020, neither Mr. McCoy nor Ms. Kelley had any material interest in a transaction of YETI or a business relationship with, or any indebtedness to, YETI, and neither of such directors is currently or formerly an officer or employee of YETI. Mr. Schnadig is a Co-President of Cortec Management Services, LLC, the owner of our former principal stockholder. See ‘‘—Certain Relationships and Related Party Transactions’’ for a description of the Stockholders Agreement and Registration Rights Agreement we entered into with Cortec and certain other stockholders in connection with our IPO in October 2018. Mr. Schnadig also previously had the title of Vice President and Assistant Secretary of YETI and YETI Coolers, LLC until September 26, 2018. However, as further described in ‘‘—Director Independence,’’ he never had any responsibilities or performed any services as an officer or employee of YETI. None of the members of the Compensation Committee serves as an executive officer of any other entity that has a member of its compensation committee (or if no committee performs that function, the board of directors) serving as one of our executive officers. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) or a director of any other entity that has an executive officer serving as a member of the Compensation Committee or a member of the Board. BOARD FUNCTION, LEADERSHIP STRUCTURE, AND EXECUTIVE SESSIONS The Board oversees the performance of YETI’s CEO and other senior management of YETI and works to assure that the best interests of stockholders are served. The Board does not have a policy requiring either that the positions of the Chair of the Board and CEO should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of YETI 2021 PROXY STATEMENT | 21

CORPORATE GOVERNANCE YETI for the Board to make a determination on these matters when it elects a new CEO or Chair of the Board, or at other times consideration is warranted by the circumstances. Currently, the roles are separate, with Mr. Reintjes serving as our CEO and Mr. Schnadig serving as Chair of the Board. The Board is led by the Chair of the Board, Mr. Schnadig. The Chair of the Board oversees planning of the annual Board calendar and, in consultation with the other directors, schedules and sets the agenda for meetings of the Board. In addition, the Chair of the Board provides guidance and oversight to members of management and acts as the Board’s liaison to management. In this capacity, the Chair of the Board is actively engaged in significant matters affecting YETI. The Board believes that this leadership structure is appropriate for YETI at this time because it provides our Chair of the Board with the readily available resources to manage the affairs of the Board while allowing our CEO to focus more on operational and management functions. An executive session of the non-management directors is held in conjunction with each regular meeting of the Board. Our independent directors also meet in regularly scheduled executive sessions at which only independent directors are present. Until June 2020, when the Nominating and Governance Committee and the Board concluded that Mr. Schnadig is independent, Mr. Shearer served as the presiding director at these executive sessions. THE ROLE OF THE BOARD IN SUCCESSION PLANNING The Board believes effective succession planning, particularly for the CEO, is important to the continued success of YETI. The Compensation Committee will, at least annually, make a report to the Board on succession planning for executive officers of YETI. In addition, at least annually, the Nominating and Governance Committee will make a report to the Board on succession planning for the Chair of the Board. YETI’s succession plan will include appropriate contingencies in case the Chair of the Board, the CEO or another key executive officer of YETI retires, resigns, dies or is incapacitated. The Board, with the assistance of the Nominating and Governance Committee or Compensation Committee, as applicable, will evaluate potential successors to the Chair of the Board, the CEO and other key executive officers of YETI. The Chair of the Board and the CEO contribute to these evaluations by making available their recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals. THE ROLE OF THE BOARD IN RISK OVERSIGHT As part of its oversight function, the Board plays an active role, both as a whole and at the committee level, in overseeing management of YETI’s risks. Management is responsible for our day-to-day risk management activities and oversees areas of material risk, which may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. YETI has established an enterprise risk framework for identifying, aggregating, and evaluating risk across the enterprise. The risk framework is integrated with YETI’s annual planning, audit scoping, and control evaluation management by its internal auditor. The involvement of the Board in assessing our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for YETI. The Board regularly receives updates from management and outside advisors regarding this oversight responsibility. 22 | YETI 2021 PROXY STATEMENT

CORPORATE GOVERNANCE In addition, our Board committees each oversee certain aspects of risk management. The Audit Committee assists the Board in fulfilling its oversight responsibility for financial reporting and meets periodically with management to review financial risk exposures and YETI’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and its outside compensation consultant. Senior management attends Board and Board committee meetings at the invitation of the Board or its committees and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Audit and Compensation Committees also rely on the advice and counsel of our independent auditors and independent compensation consultant, respectively, to raise awareness of any risk issues that may arise during their regular reviews of our financial statements, audit work, and executive compensation policies and practices. The Board is updated on each committee’s risk oversight and other activities via meeting reports from each committee chair to the full Board at each Board meeting. BOARD ASSESSMENTS At least annually, the Nominating and Governance Committee oversees an evaluation of the performance of the Board as a whole, each committee of the Board, and each director. As part of this process, (a) the Board conducts a self-assessment of the Board as a whole to determine, among other matters, whether the Board is functioning effectively; (b) each committee of the Board conducts a self-assessment of the committee’s effectiveness; and (c) the directors undertake a peer assessment. The results of these assessments are considered by the Nominating and Governance Committee and the Board in connection with recommending and selecting director nominees for election at each annual meeting of stockholders. CODE OF ETHICS AND BUSINESS CONDUCT Effective as of June 1, 2020, YETI adopted a new written code of ethics and business conduct (the ‘‘COBC’’) that applies to our directors, executive officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The COBC was implemented to reflect changes to YETI’s business and organization, conform to current best practices, and improve clarity and utility for YETI’s global employee base. The COBC expands upon YETI’s commitment to legal and disclosure compliance and more fully addresses the protection and proper use of YETI’s assets. It includes provisions to promote compliance with applicable governmental laws, rules and regulations, including, without limitation, securities laws, antitrust laws, and anti-bribery and anti-corruption laws. The COBC also implements more detailed standards for reporting and enforcement of violations of the COBC. A current copy of the COBC is posted under ‘‘Governance’’ on the Investor Relations section of our website, www.YETI.com. To the extent required by applicable rules adopted by the SEC and the NYSE, we intend to disclose future amendments to, or waivers from, the COBC granted to our executive officers and directors at this location. YETI 2021 PROXY STATEMENT | 23

CORPORATE GOVERNANCE

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

Pursuant to YETI's Insider Trading Policy, directors, executive officers, other employees and third-party consultants or independent contractors whose business relationship with YETI provides access to material nonpublic information regarding YETI may not engage in transactions of a speculative nature regarding YETI securities at any time, including, but not limited to, put options, margining YETI securities, or otherwise pledging YETI securities as collateral or entering into any other hedging transactions. In addition, directors, executive officers, other employees and such third-party consultants or independent contractors are prohibited at all times from short-selling YETI common stock or engaging in transactions involving YETI-based derivative securities, including, but not limited to, trading in YETI-based put or call option contracts, transacting in straddles, and the like.

COMMUNICATION WITH THE BOARD

We encourage our stockholders and other interested persons to communicate with the Board. Written communications to members of the Board, the non-management or independent members of the Board as a group, or the Chair of the Board can be sent to the following: Board of Directors, c/o YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735. All such communications will be forwarded to the applicable directors for their review, except for communications that (a) contain material that is not appropriate for review by the Board based upon the Bylaws and the established practice and procedure of the Board, or (b) contain improper or immaterial information.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our directors receive compensation in accordance with our Non-Employee Director Compensation Policy. Unless otherwise determined by the Board, non-employee directors compensated by Cortec will not receive compensation (other than reimbursement of expenses and discounts on YETI products) for their participation on the Board or involvement on any of its committees.

FISCAL 2020 DIRECTOR COMPENSATION TABLE

The table below sets forth information regarding all compensation awarded to, earned by, or paid to our non-employee directors during 2020.

Name	Fees earned or paid in cash[(1)] ($)	Stock Awards[(2)] ($)	Total ($)
Tracey D. Brown	63,781	118,011	181,792
Alison Dean	47,041	66,411	113,452
Frank D. Gibeau	67,767	120,000	187,767
Mary Lou Kelley	69,760	120,000	189,760
Dustan E. McCoy	79,726	120,000	199,726
Robert K. Shearer	79,726	120,000	199,726

(1) Represents retainer for Board service and for committee chair and committee service, prorated to account for the Board's temporary waiver of annual cash compensation from May 20, 2020 until August 2, 2020. Ms. Kelley

24 | YETI 2021 PROXY STATEMENT

CORPORATE GOVERNANCE and Messrs. Gibeau and Shearer elected to defer their annual cash retainer and committee cash fees into deferred stock units (‘‘DSUs’’). Represents the grant date fair value of restricted stock units (‘‘RSUs’’) granted on May 20, 2020 or on a pro rata basis as of the date of the non-employee director’s initial election or appointment to the Board. Assumptions used in the calculation of these amounts are included in Note 10—Stock-Based Compensation of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. Msses. Dean and Kelley and Mr. Shearer elected to receive DSUs in lieu of the RSUs. As of January 2, 2021, Ms. Brown held 3,689 RSUs, Ms. Dean held 1,342 DSUs, Mr. Gibeau held 2,085 DSUs and 4,133 RSUs, Ms. Kelley held 6,700 DSUs and 4,683 RSUs, Mr. McCoy held 3,155 DSUs and 4,133 RSUs, and Mr. Shearer held 24,170 DSUs. (2) ANNUAL CASH COMPENSATION Our non-employee directors who are not compensated by Cortec receive an annual cash retainer of $75,000, which, absent a deferral election described below, is paid quarterly in arrears and pro-rated based on days of service on the Board. Each non-employee director who is not compensated by Cortec is also entitled to receive additional cash compensation for committee membership or service as a chair as follows: Retainer Position ($) Non-Executive Chair of the Board 60,000 * To be determined if and when the Special Committee is established. Notwithstanding the foregoing and as reflected in the Fiscal 2020 Director Compensation Table, effective May 20, 2020, in response to the coronavirus (COVID-19) pandemic and market conditions at the time, the Board voluntarily elected to temporarily waive payment of all of the directors’ annual cash retainer fees. On August 2, 2020, the directors’ annual cash compensation was reinstated. By the end of the taxable year before the next annual meeting of our stockholders, or on a pro rata basis as of the date of a non-employee director’s initial election or appointment to the Board, non-employee directors are able, subject to compliance with tax deferral rules, to elect to defer into DSUs all or part of the annual cash retainer, or chair or committee cash fees, that would be earned between such date and our YETI 2021 PROXY STATEMENT | 25 Annual Lead or Presiding Director of the Board (if any) 40,000 COMMITTEE CHAIRS • Audit Committee 20,000 • Compensation Committee 15,000 • Nominating and Governance Committee 10,000 • Special Committee (e.g., strategic transactions, investigations, key employee searches) * C OMMITTEE MEMBERS • Audit Committee 10,000 • Compensation Committee 7,500 • Nominating and Governance Committee 5,000 • Special Committee (if established) 7,500

CORPORATE GOVERNANCE next annual meeting of stockholders, which we refer to as the service period. Such DSUs would be issued on the first day of the service period on the basis of our stock price on the date of grant, rounded down for any partial shares. Such DSUs would vest on the earlier to occur of (a) the first anniversary of the date of grant and (b) the next following annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date. Any vested DSUs will be settled in shares of our common stock on the earlier of (a) a date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director’s cessation of service on the Board. During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director. All of our directors are reimbursed for their reasonable out-of-pocket expenses related to their service as a member of the Board or one of its committees. EQUITY COMPENSATION On the date of each annual meeting of our stockholders, or on a pro rata basis upon initial election or appointment to the Board, non-employee directors are granted an award of RSUs with a value of $120,000 (based on our closing stock price on the date of grant). This award will vest in full in one installment on the earlier to occur of (a) the first anniversary of the date of grant and (b) immediately prior to our next annual meeting of our stockholders, subject to the director’s continued service through the applicable vesting date. Our non-employee directors are able to elect to defer all or part of the grant of RSUs in the form of DSUs, which will vest in full in one installment on the same basis as a non-employee director’s RSUs vest and will be settled in shares of our common stock on the earlier to occur of (a) the date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director’s cessation of service on the Board. During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director. COMPANY PRODUCT DISCOUNT Directors are entitled to a discount to the suggested retail price of certain of our products. NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES Effective September 26, 2018, the Board adopted the YETI Holdings, Inc. Executive and Director Stock Ownership Policy (as amended January 30, 2020, the ‘‘Policy’’), pursuant to which certain executives and non-employee directors are expected to acquire a targeted level of share ownership. Under the Policy, each of our non-employee directors who receives compensation from us for his or her service on the Board is required to own stock in an amount equal to not less than five times his or her annual cash retainer. For purposes of this requirement, a non-employee director’s holdings include shares of our common stock held directly or indirectly, individually or jointly, as well as vested or earned share awards, including, but not limited to, (a) vested or earned restricted or performance stock and (b) shares 26 | YETI 2021 PROXY STATEMENT

CORPORATE GOVERNANCE underlying vested or earned restricted stock units, performance stock units and unexercised stock options, in all cases whether or not deferred for future delivery. Until the stock ownership requirements have been satisfied, non-employee directors are required to retain 100% of the shares received upon settlement of restricted stock, RSUs or performance shares (net of shares with a value equal to the amount of taxes owed by such non-employee director in respect of such settlement) and the shares received on exercise of stock options (net of shares tendered or withheld for the payment of the exercise price and taxes owed by such non-employee director in respect of such exercise), in any case, with respect to equity awards that are granted on or following October 24, 2018. The stock retention requirement does not apply to equity awards that were granted to our non-employee directors prior to October 24, 2018. YETI 2021 PROXY STATEMENT | 27

EXECUTIVE COMPENSATION PROPOSAL 2. APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to approve, on an advisory (non-binding) basis, the compensation paid to our named executive officers (‘‘NEOs’’) as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables (a ‘‘say-on-pay’’ vote). At our 2020 Annual Meeting of Stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders voted in favor of an annual advisory vote, the Board decided to annually provide stockholders with an advisory vote on the compensation of our NEOs. Accordingly, YETI is providing stockholders with its annual advisory vote on executive compensation. We are asking stockholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement by voting ‘‘For’’ the following resolution at the Annual Meeting: ‘‘RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure, is hereby approved.’’ As an advisory vote, this proposal is not binding. However, the Board and the Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions. As described in detail in the Compensation Discussion and Analysis, our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and success of YETI’s business. We believe that our executive compensation program, with its balance of short-term incentives and long-term incentives, rewards sustained performance that is aligned with long-term stockholder interests. We encourage stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosures, which set forth the details of our executive compensation program. The Board unanimously recommends that stockholders vote ‘‘FOR’’ the approval, on an advisory basis, of the compensation paid to our NEOs as disclosed in this Proxy Statement.  28 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief summary of the business experience of individuals who serve as our executive officers.

Name	Age (as of April 5, 2021)	Position
Matthew J. Reintjes	45	President and Chief Executive Officer, Director
Paul C. Carbone	55	Senior Vice President and Chief Financial Officer
Bryan C. Barksdale	50	Senior Vice President, General Counsel and Secretary
Hollie S. Castro	51	Senior Vice President of Talent & ESG
Brian S. Dengler	49	Senior Vice President of Product
Kirk A. Zambetti	52	Senior Vice President of Sales

Matthew J. Reintjes. Mr. Reintjes' biographical information is disclosed on page 8 of this Proxy Statement under "Directors Continuing in Office—Class I Directors (for Terms Expiring in 2022)."

Paul C. Carbone. Mr. Carbone has served as our Chief Financial Officer since June 2018 and as a Senior Vice President since September 2018. Prior to joining us, Mr. Carbone served from April 2017 to February 2018 as Chief Financial Officer and Chief Operating Officer of The Talbots, Inc., or Talbots, a specialty retailer. Prior to Talbots, Mr. Carbone served from June 2012 to April 2017 as Senior Vice President and Chief Financial Officer of Dunkin' Brands Group, Inc., or Dunkin', a quick service restaurant business. Mr. Carbone also served as Vice President, Finance and Strategy of Dunkin' from September 2008 to June 2012. Prior to Dunkin', Mr. Carbone served from 2006 to 2008 as Senior Vice President and Chief Financial Officer of Tween Brands, Inc., or Tween, an operator of specialty retailing brands. Prior to Tween, Mr. Carbone served from 2005 to 2006 as Vice President, Finance for Victoria's Secret of L Brands, Inc., formerly known as Limited Brands, Inc., a specialty retailer. Mr. Carbone holds a B.S. in Hotel Management from the University of Massachusetts, a B.S. in Business Administration from the University of South Carolina, and an M.B.A. from the University of Illinois.

Bryan C. Barksdale. Mr. Barksdale has served as our General Counsel since August 2015 and our Secretary since December 2015. Mr. Barksdale was named as a Senior Vice President in September 2018. Prior to joining us, Mr. Barksdale served as General Counsel of iFLY Holdings, Inc., a designer, manufacturer, and operator of vertical wind tunnels used in indoor skydiving facilities, from January 2015 to July 2015. From August 2010 to January 2015, Mr. Barksdale served as Chief Legal Officer, General Counsel, and Secretary of Bazaarvoice, Inc., a social commerce software-as-a-service company. From February 2005 to August 2010, Mr. Barksdale practiced corporate and securities law at Wilson Sonsini Goodrich & Rosati, Professional Corporation. Mr. Barksdale previously practiced corporate and securities law with Brobeck, Phleger & Harrison LLP and with Andrews Kurth LLP. Mr. Barksdale holds a B.A. from The University of Texas at Austin, an M.Ed. from the University of Mississippi, and a J.D. from Washington & Lee University School of Law.

Hollie S. Castro. Ms. Castro has served as our Senior Vice President of Talent and ESG since February 2020. Ms. Castro was named as our Senior Vice President of Talent in September 2018 and our Vice President of Talent in January 2018. Prior to joining us, Ms. Castro served as President of the Castro Consulting Group, an organization which coaches and advises executives from start-ups to Fortune 500 companies, from 2015 to 2018. Prior to that, Ms. Castro held the roles of Executive Vice President of Kony, a digital and mobile application company, in 2014, and Senior Vice President of Human Resources and Administration at BMC Software, a multi-cloud management company, from 2009 to 2014.

YETI 2021 PROXY STATEMENT | 29

EXECUTIVE COMPENSATION Ms. Castro holds a B.A. in Interpreting Italian and French from Marlboro College and an M.B.A. in International Management from Thunderbird. Brian S. Dengler. Mr. Dengler has served as our Senior Vice President of Product since January 2020. Prior to joining us, Mr. Dengler served as Vice President of R&D for the Writing segment of Newell Brands Inc., or Newell, a leading global consumer goods company, from 2017 to 2019, and was Vice President of R&D for Newell’s Home Solutions segment from 2013 to 2017. Prior to that, Mr. Dengler held R&D leadership roles for Newell’s Calphalon brand, from 2010 to 2013, and Newell’s Rubbermaid brand, from 2003 to 2010. Mr. Dengler holds a B.S. in Mechanical Engineering Technology from the University of Cincinnati. Kirk A. Zambetti. Mr. Zambetti has served as our Senior Vice President of Sales since September 2018. Mr. Zambetti was named as our Vice President of Sales in August 2016. Prior to joining us, Mr. Zambetti was the Vice President of Sales for North America for Danaher’s Dental Technologies division from October 2008 to August 2016, and was Director of Key Accounts, North America dating back to March 2007. Prior to Danaher, Mr. Zambetti held various commercial leadership and sales roles with leading medical device manufacturers and distributors, including Siemens, ANSI, Urologix, WorldMedical. Mr. Zambetti holds a B.A. in History from Hampden-Sydney College. and PSS 30 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS We are committed to providing our stockholders with a thorough understanding of our executive compensation program and its link to our strategic objectives and business priorities. This compensation discussion and analysis (‘‘CD&A’’) describes the philosophy, objectives, process, components and additional aspects of our 2020 executive compensation program and aligns with the amounts shown in the executive compensation tables that immediately follow. While the principles underlying YETI’s compensation philosophy extend to all levels of the organization, this CD&A and the accompanying tables specifically analyze and provide historical compensation information for our named executive officers (‘‘NEOs’’). Our Named Executive Officers in 2020 For 2020, the following individuals were identified as our NEOs: Matthew J. Reintjes President and Chief Executive Officer Paul C. Carbone Senior Vice President, Chief Financial Officer Kirk A. Zambetti Senior Vice President of Sales Hollie S. Castro Senior Vice President of Talent & ESG Bryan C. Barksdale Senior Vice President, General Counsel & Secretary YETI 2021 PROXY STATEMENT | 31

EXECUTIVE COMPENSATION Section III. Compensation Determination Process Section V. Additional Compensation Policies and Practices I. EXECUTIVE SUMMARY Navigating the Opportunities and Challenges of Fiscal 2020 Fiscal 2020, our second full year as a publicly-traded company, was a year of exceptional growth for YETI despite disruptions to global economies and our business brought on by the COVID-19 pandemic. Amid the unprecedented environment caused by the COVID-19 pandemic, management took action to support our employees, consumers and communities, while simultaneously pivoting our business to maximize long-term value for our stockholders. Some of these actions include: • Enhanced health and safety measures for our employees and consumers. In March 2020, we temporarily closed our retail stores, domestic customization operations, and offices, including our innovation center, and implemented a remote work policy for all of our corporate employees, which, in most cases we are still continuing to follow. As our retail stores and certain of our facilities were re-opened, we followed local health guidelines and we implemented additional safety and cleaning protocols. Supported our communities. YETI provided in-kind support for our frontline heroes and small business owners with donations of masks and YETI product. Additionally, through our One For the Roadies campaign, we raised proceeds to benefit Crew Nation, a relief fund established by Live Nation that helps unemployed live music workers affected by the COVID-19 pandemic. Responsible financial management. In an effort to position YETI to best respond to the impacts of the pandemic, we enhanced our liquidity position at the end of the first quarter of 2020 through a $50.0 million draw on our $150.0 million Revolving Credit Facility and began instituting cost reduction initiatives, including the reduction of discretionary spending, temporary hiring suspensions, employee furloughs, and workforce reductions. Our senior leadership also agreed to temporarily reduce their base salaries and our directors agreed to temporarily waive their annual cash compensation starting in May 2020. Additionally, we lowered capital expenditures and investments. As the disruption brought on by the pandemic has not been as severe as we originally forecasted and for which we prepared, we determined that it was in the best interest of YETI and its stockholders to repay in full the $50.0 million borrowed under the Revolving Credit Facility in the second quarter of 2020, scale back cost reduction initiatives during the second half of 2020, restore the senior leadership team members’ base salaries to previously approved levels in August 2020, and reinstate the directors’ annual cash compensation in August 2020. • • Our financial results from our wholesale channel during the first and second quarter of fiscal 2020 were adversely impacted by the pandemic and, in particular, the effect of the temporary closures of many retail stores. In the face of these challenges, our senior leadership team executed our business strategy by pivoting and responding to global consumers’ increased interest in outdoor pursuits and an increasing shift to online shopping. As a result, we were able to grow our direct-to-consumer (‘‘DTC’’) channel to an unprecedented level. Our strong brand demand, ability to adapt, and thoughtful approach to growth led to 32 | YETI 2021 PROXY STATEMENT CD&A REFERENCE GUIDE Section I. Section II. Executive Summary Compensation Philosophy and Objectives Section IV. Components of Our Compensation Program

EXECUTIVE COMPENSATION

strong operating performance during a volatile economic period. As much of our success in fiscal 2020 can be attributed to the continued dedication of our senior leadership team and its successful implementation of YETI's business strategy, we believe that the compensation of our NEOs reflects and rewards their contributions to YETI's success and demonstrates alignment with YETI's annual financial results and the interests of our stockholders.

In the remainder of this executive summary, we provide an overview of our business performance in fiscal 2020 and its alignment with our executive compensation program. In addition, we summarize the actions that the Compensation Committee took following fiscal 2020 to align with YETI's continuing evolution and sound corporate governance practices. The Compensation Committee believes that the following information showcases how our compensation practices attract and retain the highest levels of talent and accomplish the goal of pay-for-performance by rewarding our executives for the achievement of both short-term and long-term financial and strategic performance goals.

2020 Select Business Highlights

During fiscal 2020, YETI saw broad-based strength from new products launched during the year as well as its existing products. Our fiscal 2020 product introductions included our Rambler® 10 oz. Tumbler, new colorways for Drinkware, hard coolers and soft coolers, our second YETI Presents® coffee table book, *Wild Sheep*, limited edition Veteran's Day Rambler® 20 oz. Tumblers to benefit Folds of Honor, and YETI™ Multifunctional Head and Neckwear by BUFF®. As part of our sponsorship of Major League Soccer's new team, Austin FC, we also offered the official club jersey, which prominently features YETI on the front, on our website, **www.YETI.com**. As summarized below, these strategic investments in our product offerings and initiatives led to strong financial performance in fiscal 2020, and we believe YETI is uniquely positioned to carry forward such momentum into fiscal 2021 as people begin to return to certain elements of work life, resume social gatherings, and travel further afield.


NET SALES
$779
$914
$1,092
2018
2019
2020


GROSS PROFIT
Gross Profit
% Margin
$383
$475
$629
49%
52%
58%
2018
2019
2020

Note: $ in millions, except percentages

Net Sales

Despite the disruptions brought on by the COVID-19 pandemic, YETI delivered strong operating performance in fiscal 2020, increasing net sales by $178.0 million, or 19%, to $1,091.7 million from $913.7 million in fiscal 2019.

- DTC channel net sales increased $194.8 million, or 50%, to $580.9 million in 2020 from $386.1 million in 2019, driven by both Drinkware and Coolers & Equipment categories.

YETI 2021 PROXY STATEMENT | 33

EXECUTIVE COMPENSATION • Net sales in our wholesale channel decreased $16.8 million, or 3%, to $510.9 million in fiscal 2020 from $527.6 million in fiscal 2019, primarily driven by Coolers & Equipment. Drinkware net sales increased $102.3 million, or 19%, to $628.6 million in fiscal 2020 from $526.2 million in fiscal 2019, primarily driven by the increase in sales volume, reflecting the continued expansion of our Drinkware product offerings, including the introduction of new colorways and sizes, and strong demand for customization. Coolers & Equipment net sales increased $77.7 million, or 21%, to $446.6 million in fiscal 2020 from $368.9 million in fiscal 2019, primarily driven by the strong performance of hard coolers, soft coolers, outdoor living products, and cargo. • • Gross Profit In fiscal 2020, our gross profit increased 32% to $628.8 million, or 57.6% of net sales, compared to $475.3 million, or 52.0% of net sales, in the prior year. The 560 basis point increase in gross margin was primarily driven by a favorable mix shift to our DTC channel as well as product cost improvements, lower inbound freight, and decreased tariffs. 34 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION Adjusted Operating Income1 % Margin $1.87 $224 $124 $0.91 2018 2019 2020 2018 2019 2020 Note: $ in millions, except percentages * For a reconciliation of adjusted operating income and adjusted net income per diluted share as set forth in this Proxy Statement to the nearest GAAP measures, see ‘‘Appendix A: Reconciliation of Non-GAAP Financial Measures.’’ Adjusted Operating Income YETI’s adjusted operating income (a non-GAAP performance metric), which, in addition to net sales, is a performance metric under our annual short-term incentive plan, increased 57% to $224.3 million, or 20.5% of net sales, for fiscal 2020. (See ‘‘—Annual Incentive Plan—Performance Measures’’ for a discussion of this metric and see Appendix A for a reconciliation to the corresponding GAAP metric.) Adjusted Net Income and Adjusted Net Income Per Diluted Share In fiscal 2020, our adjusted net income increased 79% to $164.2 million, or 15.0% of net sales, compared to $91.8 million, or 10.0% of net sales in fiscal 2019, and our adjusted net income per diluted share increased 76% to $1.87, compared to $1.06 per diluted share in the same period last year. Key 2020 Executive Compensation Program Decisions YETI is a performance-driven organization, and the Compensation Committee believes there is a strong connection between our growth, the targets we communicate externally and the corresponding compensation decisions that we make with respect to our NEOs and the organization as a whole. The Compensation Committee made the following decisions in 2020 regarding each of our compensation program components for our NEOs. Base Salaries The Compensation Committee set base salaries for our NEOs in connection with our IPO in October 2018 with reference to, among other things, base salaries in our peer group. (See ‘‘—Compensation Peer Group and Peer Selection Process’’ below for our peer group and discussion of our peer group selection process.) During the annual compensation review cycle in February 2020, the Compensation Committee increased the base salaries of our NEOs between 4.9% and 10.5% to reflect executive performance and role expansion, to align better with the market-based compensation paid to similarly situated executives in our peer group, and to attract and retain the highest levels of talent. Notwithstanding the foregoing, in reaction to early uncertainties related to the impact of the COVID-19 pandemic and to enable us to conserve cash and preserve liquidity, our NEOs agreed to temporarily reduce their base salaries starting in May 2020. As the disruption brought on by the pandemic has not been as severe as we originally YETI 2021 PROXY STATEMENT | 35 $143 21% 16% 16% $1.06 ADJUSTED OPERATING INCOME ADJUSTED NET INCOME PER DILUTED SHARE*

EXECUTIVE COMPENSATION forecasted and for which we prepared, we determined in August 2020 that it was in the best interest of YETI and its stockholders to restore the senior leadership team members’ base salaries to previously approved levels, and all NEOs were reimbursed for the salary they agreed to forego between May and August. 2020 Short-Term Incentive Plan The management team led a process to set the financial performance targets under the 2020 short-term incentive plan (‘‘STIP’’), which were set substantially above prior-year levels and required the achievement of double-digit percentage growth over our fiscal 2019 financial results, as approved by the Compensation Committee and as described below. The STIP in 2020 utilized two financial performance metrics: • net sales, which represented 40% of the total STIP opportunity and had a performance threshold of 96% of target and a performance maximum of 105% of target; and • adjusted operating income, which represented 60% of the total STIP opportunity and had a performance threshold of 94% of target and a performance maximum of 115% of target. While the financial performance targets were established prior to the start of the COVID-19 pandemic in March 2020, the Compensation Committee decided that the originally approved financial performance targets should continue to apply without adjustment, notwithstanding the business disruptions caused by the COVID-19 pandemic. The Compensation Committee believes that these two financial metrics appropriately focus executive officers on the critical strategic priorities necessary to grow stockholder value. The STIP is based entirely on YETI’s performance with respect to the two performance metrics; to align with the market and ensure each executive officer is focused on the same strategic goals, there was no allocation to individual performance goals. All of our eligible employees participate in the STIP on generally the same terms, other than the target bonus opportunity amount and inclusion of additional performance components for employees other than the NEOs. The target opportunities under the STIP for the NEOs were denominated as a percentage of salary and ranged from 60% to 125% of salary. If YETI did not achieve the minimum level of performance, then there would be no payout under the STIP, and payouts were capped at 200% of the target opportunity. As described above, net sales increased 19% to a record $1.092 billion based on strong performance from the DTC channels, and adjusted operating income increased 57% to $224.3 million, which drove payouts under our STIP at 183.5% of target for all employees participating in the STIP, including our NEOs. 2020 Long-Term Incentive Plan For fiscal 2020, our long-term incentive plan (‘‘LTIP’’) for our NEOs consisted of a mix of time-based and performance-based equity awards. The performance-based awards, which comprised 30% of the grant date target value of the long-term incentive package in fiscal 2020, were structured as performance-based restricted stock (‘‘PBRS’’) and are eligible to cliff vest after three years based on free cash flow measured over the three-year performance period, with a relative total shareholder return (‘‘TSR’’) modifier tied to our stock price performance relative to the companies in the Russell 2000 Index. The time-based awards, which comprised 70% of the grant date target value of the long-term incentive package in fiscal 2020, were structured as shares of restricted stock that provide for time-based vesting over a three-year period. 36 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION Looking Ahead... 2021 LTIP In connection with our growth and consistent with our focus on pay-for-performance, the long-term performance incentive package in fiscal 2021 places an increased emphasis on corporate performance, shifting to a mix of 50% PBRS and 50% time-based restricted stock. Target Pay Mix By emphasizing short-and long-term incentives, our fiscal 2020 target pay mix reflects our executive compensation philosophy and objectives of pay-for-performance and alignment of executive officers’ interests with those of YETI and its stockholders. The following graphics show the allocation of target total direct compensation payable to our CEO and the average target total direct compensation payable to our other NEOs. The Compensation Committee allocated compensation among base salary, target STI, and the grant date fair value of long-term incentives in the form of a combination of time-and performance-based restricted stock awards. In determining the values and allocations, the Compensation Committee referred to and considered peer group company practices and multiple market surveys as provided by FW Cook. As these charts demonstrate, a meaningful majority of our NEOs’ target total direct compensation is variable and at-risk pay with the greatest weighting on long-term incentives to provide the strongest link to sustained stockholder value creation. 2020 CEO PAY MIX 2020 OTHER NEO PAY MIX Base 17% PBRS PBRS 18% e 30% Cash 39% Equity 50% Cash 50% Equity 61% STI 22% RS 35% RS 43% 20% 83% YETI 2021 PROXY STATEMENT | 37 At-Risk Compensation At-Risk Compensation 70%

EXECUTIVE COMPENSATION 2020 PEER CEO PAY MIX Base 18% Cash 37% Equity 63% STI 19% LTIP 63% 2021 CEO PAY MIX 2021 OTHER NEO PAY MIX Base 16% Base Cash 40% Cash 41% Equity 60% Equity 59% STI 24% STI 16% RS 30% RS 29.5% Each compensation element for our CEO and other NEOs is discussed in more detail below and, with respect to the fiscal 2020 pay mix for our CEO and other NEOs, set forth in more detail in the 2020 Summary Compensation Table and 2020 Grants of Plan-Based Awards Table. The percentages displayed in the 2020 Peer CEO Pay Mix chart above are based on the average (a) base salaries, (b) target annual cash bonus, and (c) total long-term incentives of the CEOs for our peer group, as derived from information publicly disclosed through September 2020. II.COMPENSATION PHILOSOPHY AND OBJECTIVES Compensation Philosophy YETI’s compensation philosophy is based on the following core components: • Alignment with our business strategy and stockholders’ interests. YETI’s executive compensation program contains specific financial performance metrics such as net sales and adjusted operating income that are consistent with our strategic goals and are indicative of top-line and bottom-line performance. Our program also contains a significant allocation to equity incentives to promote the prioritization of our long-term operational and, in turn, stock price performance and to closely tie the interests of executive officers with those of our stockholders. • Motivate and reward achievement of our key goals. Performance-based incentives using financial metrics that tie to our short-and long-term goals are significant components of our executive compensation program. By linking performance and achievement to compensation, we seek to motivate executive officers to accomplish our key strategic objectives. We define clear and measurable quantitative objectives that are designed to strengthen this link and thus improve results and returns to our stockholders. 38 | YETI 2021 PROXY STATEMENT At-Risk Compensation 75% At-Risk Compensation 84% At-Risk Compensation 82%

• Provide competitive pay to attract and retain talent. We recruit executive officers and managers with a wide diversity of experiences, expertise, capabilities, and backgrounds to lead us as we scale our business and execute our strategy. In recruiting our executives and determining competitive pay levels, we consider a number of reference points, including the compensation structure and amounts of compensation paid to the executive officers at peer group companies, as well as broader general industry surveys. The total compensation of a particular executive officer in a particular year may vary from the level implied by reference to the peer group companies or general industry surveys to reflect their specific experience, skills, scope of responsibilities, our specific talent needs, performance or other internal factors. • Balance value and cost considerations. We consider the overall costs of our executive compensation program to ensure that both YETI and the executive officers get value from the program. In doing so, we monitor pay levels and elements at the peer group companies and in general industry surveys so that compensation decisions are made with due consideration of value and cost. Compensation Risk Assessment In designing our executive compensation program, we also consider many other factors, including risks that may arise from the structure of our program. Because short-and long-term incentives motivate executive officers to pursue achievement of challenging goals, we must consider whether the program may lead to undue pressure on executive officers to take excessive risks. In connection with this, there are a number of items in our executive compensation program that mitigate such risks, including stock ownership guidelines, a clawback policy, prohibitions on hedging and pledging, and other aspects, as discussed below under ‘‘—Additional Compensation Policies and Practices.’’ YETI 2021 PROXY STATEMENT | 39

Compensation Program Governance

To achieve the key objectives of our executive compensation program and drive our pay-for-performance culture without incentivizing undue risk taking, the Compensation Committee employs the following governance practices:

WHAT WE DO	
✓ Pay for Performance	The majority of targeted total executive officer compensation is variable and tied to our financial results or the performance of our stock price, or both.
✓ Balance Short- and Long-Term Compensation	The allocation of incentives among the STIP and the LTIP does not over-emphasize short-term performance at the expense of achieving long-term goals.
✓ Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant on matters pertaining to executive and non-employee director pay and governance.
✓ Stock Ownership Guidelines	Executive officers are expected to acquire and maintain a certain level of ownership interest, in order to emphasize long-term performance and to promote alignment with stockholders.
✓ Mitigation of Risk	Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, and multiple performance metrics.
✓ Clawback Policy	Our executives' incentive compensation is subject to a clawback policy that applies in the event of certain financial restatements or when an executive engages in serious misconduct or prohibited activity.
✓ Double Trigger Change-in-Control Provisions	If there is a change in control, outstanding equity will vest only if there is a termination of employment following such change in control (a "double trigger"). A change in control alone will not trigger vesting.
✓ Regularly Review Share Utilization	Management and the Board regularly evaluate share utilization levels by reviewing the cost and dilutive impact of stock compensation.

40 | YETI 2021 PROXY STATEMENT

WHAT WE DON'T DO		
X	No employment agreements other than with the CEO	We do not have employment agreements with our executive officers, other than the CEO.
X	No Dividends on Unearned Awards	Under our equity plan, we do not pay dividends or dividend equivalents on shares or units that a participant has not yet earned or that have not vested.
X	No Hedging or Pledging of YETI Securities	We prohibit employees and non-employee directors from engaging in hedging, pledging or short sale transactions in YETI securities.
X	No Repricing of Underwater Stock Options	Under our equity plan, we expressly prohibit repricing of stock options or exchanges of underwater stock options without stockholder approval.
X	No Excessive Perquisites	We do not provide excessive perquisites to executive officers.
X	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments.
X	No Special Executive Retirement Programs	We do not have any special executive retirement programs that are specific to executive officers.

III. COMPENSATION DETERMINATION PROCESS

Role of the Compensation Committee

The Compensation Committee is responsible for establishing our compensation philosophy and objectives, determining the structure, components and other elements of our programs, and reviewing and approving, or recommending for approval by the Board, the compensation of the NEOs.

Guided by the compensation philosophy as described above, the Compensation Committee structures the executive compensation program in order to accomplish our articulated compensation objectives.

Each year, the Compensation Committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value, and to determine whether any changes would be appropriate. The Compensation Committee obtains input from executive officers regarding our annual operating plan ("AOP"), expected financial results, projected stockholder returns and related risks. With this information as its foundation, the Compensation Committee establishes the performance-based metrics and targets for the STIP and, using a multi-year projection, for the PBRS under the LTIP's executive compensation program.

The Compensation Committee sets appropriate threshold, target and maximum performance goals to motivate financial performance without incentivizing excessive risk-taking. Following completion of the performance year or period, the Compensation Committee evaluates achievement relative to the pre-established performance goals and determines and certifies corresponding payouts earned.

YETI 2021 PROXY STATEMENT | 41

Role of the Independent Compensation Consultant The Compensation Committee recognizes the importance of obtaining objective, independent expertise and advice in carrying out its responsibilities, and has the power to retain an independent compensation consultant to assist it in the performance of its duties and responsibilities. The Compensation Committee retained FW Cook as its independent compensation consultant. FW Cook reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to retain, terminate and obtain the advice of FW Cook at YETI’s expense. The Compensation Committee selected FW Cook as its consultant because of the firm’s expertise and reputation. The Compensation Committee has worked with FW Cook to: assess our executive compensation philosophy, objectives and components; develop a peer group of companies for compensation comparison purposes; review considerations and market practices related to short-term incentive plans and long-term equity and other incentive plans; collect comparative compensation levels for each of our executive officer positions; assess our executive officers’ base salaries, short-term annual incentive targets and long-term equity compensation levels; review our equity compensation strategy, including the development of award guidelines; and review board of director compensation and design practices. While the Compensation Committee takes into consideration the review and recommendations of FW Cook when making decisions about our executive compensation program, ultimately, the Compensation Committee makes its own independent decisions about compensation matters. The Compensation Committee has assessed the independence of FW Cook pursuant to SEC and NYSE rules. In doing so, the Compensation Committee considered various factors bearing upon FW Cook’s independence, including the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. FW Cook did not provide any services to us other than the services provided to the Compensation Committee as described herein and in the ‘‘Non-Employee Director Compensation’’ section of this Proxy Statement. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest and that FW Cook is independent under applicable standards. Role of Say-On-Pay Vote In this Proxy Statement, our stockholders are being asked to participate in our first say-on-pay vote (see Proposal 2), and our stockholders will have the opportunity to cast a say-on-pay vote on an annual basis so that they may annually express their views on our executive compensation program. The Compensation Committee intends to consider the results of our annual say-on-pay advisory vote and other feedback received from stockholders throughout the year when making executive compensation decisions for the NEOs. Compensation Peer Group and Peer Selection Process The Compensation Committee believes that obtaining relevant qualitative and quantitative market data is important in making determinations about executive compensation. Such information provides helpful context and a solid reference point for making decisions, even though, relative to other companies, there are differences and unique aspects of YETI. When making decisions about the structure and component mix of our executive compensation program, the Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources. However, the 42 | YETI 2021 PROXY STATEMENT

Compensation Committee does not have any formal benchmarking policy and uses the peer compensation data solely as a reference point when making compensation decisions for the NEOs using its business judgment.

In connection with our IPO planning process in 2018, the Compensation Committee, with the assistance of FW Cook, developed a peer group comprised of 18 companies focused on leisure products and branded apparel. The Compensation Committee selected the peer group based on the following guiding principles:

Business Focus	Talent Sources	Competitors for Investments
Companies that operate in similar industries, ideally with similar cost structures and geographic footprint.	Companies that are competitors for our talent.	Companies that investors may consider alternative investment opportunities.
Peer Group Size	**Company Size**	**Overall Reasonableness**
The peer group should have a sufficient number of companies, generally 12 to 20, to provide meaningful results and to lessen volatility in comparative compensation values.	Companies of comparable organizational scale and complexity or of comparable market value or financial performance make for good reference points, though companies outside the parameters may be included if other factors present a compelling justification.	The peer group, in totality, is reasonable and defensible for comparison purposes.

The Compensation Committee reviews the peer group annually. In 2020, after a thorough review of the peer group, the Compensation Committee concluded that the existing peer group continues to be aligned in terms of the business scope (premium leisure products), growth profile, size, the absence of changes as a result of merger and acquisition activity or bankruptcies, the value of maintaining a consistent group and the value of maintaining a group of appropriate size (i.e., 18 companies). FW Cook provided the Compensation Committee with peer group data, including the revenues, EBITDA, net income, assets, employees, and market capitalization of each peer company in comparison to that of YETI. At the end of fiscal 2020, YETI was ranked in the 70th percentile for market capitalization among its peer group. Based on its review of the aforementioned guiding principles, the additional data provided by FW Cook, and the volatility of the business landscape in 2020, the Compensation Committee decided not to alter the peer group in 2020.

The peer group used to evaluate competitive market compensation of our NEOs for fiscal 2020 consists of the following 18 companies:

Acushnet Holdings Corp.	*Columbia Sportswear Company*	*Malibu Boats, Inc.*
American Outdoor Brands Corporation	*Crocs, Inc.*	*Nautilus, Inc.*
Brunswick Corporation	*Deckers Outdoor Corporation*	*Polaris Inc.*
Callaway Golf Company	*Garmin Ltd.*	*Skechers U.S.A., Inc.*
Canada Goose Holdings Inc.	*Johnson Outdoors Inc.*	*Under Armour, Inc.*
Capri Holdings Limited	*Lululemon Athletica Inc.*	*Vista Outdoor Inc.*

YETI 2021 PROXY STATEMENT | **43**

EXECUTIVE COMPENSATION Role of the Chief Executive Officer The Compensation Committee works with our CEO to set the target total direct compensation of each of our NEOs other than our CEO. As part of this process, our CEO reviews market surveys and proxy peer data when available, evaluates each NEO, determines his recommendations about the target compensation of each NEO and delivers his evaluations and compensation recommendations to the Compensation Committee. Taking into account the CEO’s evaluations and recommendations and other information it deems relevant, such as our achievement of corporate goals, responsibilities and experience, as well as the compensation philosophy described above and with reference to the peer group data, the Compensation Committee sets the target total direct compensation of our NEOs. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present when the Compensation Committee discusses and formulates the compensation recommendation for the CEO. IV. COMPENSATION PROGRAM COMPONENTS 2020 Components in General In order to achieve our executive compensation program objectives, the Compensation Committee utilizes the components of compensation set forth in the chart below. The Compensation Committee regularly reviews all components of the program in order to verify that each executive officer’s total compensation is consistent with our compensation philosophy and objectives and that the component is serving a purpose in supporting the execution of our strategy. The majority of each executive officer’s compensation is variable and at-risk. 44 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION officers’ interests and the interests of YETI and our stock-tive officers for the long term. YETI 2021 PROXY STATEMENT | 45 Compensation Type Pay Element Objectives, Basis and Key Features FIXED Cash Compensation Base Salary Intended to provide stable compensation to executive officers, allow us to attract and retain skilled executive talent and maintain a stable leadership team. Determined based on each executive officer’s role, individual skills, experience, performance, external market value and internal equity. VARIABLE Short-Term Incentives: Annual Cash Incentive Opportunities Rewards achievement of key drivers of our AOP. Requires the achievement of rigorous net sales and adjusted operating income targets, which were set substantially above prior-year levels (e.g., achievement of double-digit percentage growth over our fiscal 2019 financial results). Target cash award as a percentage of base salary is set at 125% for the CEO and between 60% and 75% for all other NEOs. Equity Compensation Long -Term Incentives: Annual Equity-Based Compensation Used to foster a long-term link between executive holders, as well as to attract, motivate and retain execu-In fiscal 2020, all executive officers received 30% of the value granted in the form of PBRS and 70% in the form of time-based restricted stock. No stock options were grant-ed in fiscal 2020. Corporate performance against goals must be at least 90% of target in order for any PBRS award to be earned. PBRS grants in fiscal 2020 were capped at 200% of the target number of shares for maximum performance. Beginning in Fiscal 2021: In fiscal 2021, consistent with our continuing focus on pay-for-performance, all executive officers received 50% of the value of their equity-based compensation granted in the form of PBRS and 50% in the form of time-based restricted stock.

EXECUTIVE COMPENSATION Base Salary Base salaries provide fixed compensation to executive officers and help us to attract and retain the executive talent needed to lead the business and maintain a stable leadership team. We evaluate a number of factors when setting base salaries, including: • Roles & responsibilities: We consider each executive officer’s areas of responsibility, role and experience. Professional background: Factors such as education, skills, expertise, professional experience and achievements are considered. Competitiveness: The base salary of executive officers is evaluated for competitiveness by considering, as a reference point, information with respect to comparable positions at companies in our peer group and other market surveys. Internal pay equity: The variation in the base salary among executive officers is designed to reflect the differences in position, education, scope of responsibilities, previous experience in similar roles and contribution to the attainment of our goals. • • • In February 2020, the Compensation Committee reviewed each executive officer’s performance, our performance, and market data provided by FW Cook on our peer companies and general industry to determine whether any changes to the base salaries for our executive officers were warranted for fiscal 2020. The Compensation Committee increased the base salary levels of the NEOs from the levels set in 2018 and maintained in 2019, with adjustments to reflect executive performance and to align better with the market, as set forth below: 2020 NEO Matthew J. Reintjes $875,000 5.7% $925,000 Kirk A. Zambetti $375,000 5.3% $395,000 Bryan C. Barksdale$357,500 4.9% $375,000 In response to the COVID-19 pandemic and then current market conditions, effective May 20, 2020, our NEOs agreed to temporarily reduce their base salaries, with Mr. Reintjes’ base salary reduced by 50% and the other NEOs’ base salaries reduced by 25%. YETI and the NEOs implemented these reductions to enable us to conserve cash and preserve liquidity during the period our business was adversely impacted by disruptions brought on by the COVID-19 pandemic. On August 2, 2020, all NEOs’ base salaries were restored to the fiscal 2020 base salaries reflected in the table above, and all NEOs were reimbursed for the salary they agreed to forego between May and August 2020. For the actual base salaries paid to our NEOs during fiscal 2020, please see ‘‘—2020 Summary Compensation Table.’’ Short-Term Incentives The STIP is a cash plan that rewards NEOs for the achievement of key short-term financial and operational objectives that the Compensation Committee views as critical to the execution of our 46 | YETI 2021 PROXY STATEMENT Start of 2020 Base Salary % Increase End of Base Sala ry Paul C. Carbon $500,000 5.0% $525,000 Hollie S. Castro $357,500 10.5% $395,000

EXECUTIVE COMPENSATION business strategy and ensures each executive officer is focused on strategic goals that ultimately will drive long-term value for our stockholders. For the NEOs, the STIP is based exclusively on company performance metrics, and there are no division, geographic or individual components. In addition, all of our eligible employees are participants in the same annual incentive plan. The calculation of the STIP payout amount for each NEO can be summarized by the following formula: X X = Performance Measures The amount of the payout, if any, under the STIP is based on our achievement against two performance metrics. The Compensation Committee incorporated these two measures, net sales and adjusted operating income, into the STIP in order to focus executive officers on the critical strategic priorities of revenue growth and operating profitability. These two metrics underscore the emphasis on growth and profitability, and the Compensation Committee considers them as building blocks to achieve our key strategic goals and to grow stockholder value. • Net Sales. Representing 40% of the opportunity, net sales are comprised of wholesale channel sales and sales through our DTC channel. • Adjusted Operating Income. Representing 60% of the opportunity, adjusted operating income is a non-GAAP measure that we use to compare our performance to other companies. It is derived from operating income from our income statement, adjusted for non-cash stock-based compensation expense and asset impairment charges. For a reconciliation of adjusted operating income as set forth in this Proxy Statement to the nearest GAAP measure, see ‘‘Appendix A: Reconciliation of Non-GAAP Financial Measures.’’ Performance Levels and Payout Levels The Compensation Committee set goals for each of the performance measures at levels that it considered rigorous and challenging based, in part, on its evaluation of the relevant risks and opportunities. More specifically, the Compensation Committee reviewed the relevant financial objectives set forth in our AOP and assessed various factors related to the achievability of these goals, including the risks associated with achieving specific actions that underlie the AOP and the implied performance relative to prior years. Considering these factors, the 2020 target for net sales represented a 16% growth rate over our fiscal 2019 financial results, and the target for adjusted operating income represented a 26% growth rate over our fiscal 2019 financial results. The net sales and adjusted operating income targets were established prior to the start of the COVID-19 pandemic in March 2020. Even though we experienced business disruptions as a result of the COVID-19 pandemic, the Compensation Committee decided that the originally approved performance targets should continue to apply without adjustment, and that the executives should be required to achieve these targets in order to earn a STIP payout. YETI 2021 PROXY STATEMENT | 47 STIP Payout Payout % Target Incentive % Eligible Salary

EXECUTIVE COMPENSATION

Having set the targets, the Compensation Committee also set the threshold and maximum performance levels. For fiscal 2020, the Compensation Committee set threshold at what it believed to be a high level of performance equating to approximately 96% of the target for net sales and approximately 94% of the target for adjusted operating income. The Compensation Committee set maximum at a level of performance equating to approximately 105% of the target for net sales and approximately 115% of the target for adjusted operating income, levels that required an exceptionally strong performance and represented a significant challenge.

Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. In order to motivate performance and underscore the importance of achieving, or closely approaching, the performance goals at this critical time in our development, the Compensation Committee set the payout at 0% for achievement below the threshold level of performance. For performance on either metric at the threshold level or above, the payout with respect to that metric increases in a straight-line manner from 50% of target to 200% of target as reflected in the following table (dollars in thousands).

Performance Metric	Below Threshold ($)	Threshold ($)	Target ($)	Maximum ($)	Actual Result ($)	% Achievement	Payout %
Net Sales	<1,020.5	1,020.5	1,063.0	1,116.1	1,091.7	102.7%	158.8%
	Less than ~96%	~96%	100%	~105%			
Adjusted Operating Income	<169.5	169.5	180.4	207.4	224.3	124.4%	200%
	Less than ~94%	~94%	100%	~115%			
Payout Percentage	0%	50%	100%	200%			183.5%

Target Opportunities & Payout Determination

The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual's base salary and multiplying it by the individual's target incentive percentage. Among other factors, the target incentive percentages are determined with reference to peer group companies and market surveys and the proportion of total direct compensation represented by the annual incentive. In fiscal 2020, the target annual cash incentive percentages of the NEOs remained unchanged from 2019 with the exception of the target annual cash incentive percentage of Mr. Reintjes, which increased from 100% to 125% of his base salary, to recognize prior years' performance and achievements and to better align his short-term compensation opportunity with our peer group companies.

The Compensation Committee verifies our achievement relative to the pre-established goals to determine the respective performance levels, and then translates those performance levels to payout levels based on the payout curve. The Compensation Committee then adds the amounts for the two portions together to determine the total 2020 STIP payout for each NEO. The Compensation Committee then presents the determination of the STIP payout amounts to the Board for its review.

48 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

NEO	Eligible Salary	2020 Target Annual Cash Incentive Percentage	Payout Percentage	Total STIP Payout
Matthew J. Reintjes	$919,231	125%	183.5%	$2,108,485
Paul C. Carbone	$522,115	75%	183.5%	$718,561
Kirk A. Zambetti	$392,692	60%	183.5%	$432,354
Hollie S. Castro	$390,673	60%	183.5%	$430,131
Bryan C. Barksdale	$372,981	60%	183.5%	$410,652

Long-Term Incentives

The third primary component of our executive compensation program, and the largest, is long-term equity incentives. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multiyear strategic goals and to deliver sustained long-term value to stockholders. (See "—Compensation Philosophy and Objectives—Compensation Philosophy—Alignment with our business strategy and stockholders' interests".) The long-term incentives create a strong link between payouts and performance and a strong alignment between the interests of executive officers and the interests of our stockholders. Long-term equity incentives also promote retention, as executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers stockholders with a personal stake in the value they are intended to create.

Equity Vehicles

In fiscal 2020, the Compensation Committee's long-term incentive grants took the form of two different vehicles: PBRS and time-based restricted stock, with 30% of the grant date value of long-term incentives allocated to PBRS and 70% allocated to time-based restricted stock. The Compensation Committee has structured the mix of equity vehicles and the relative weight assigned to each type to further enhance the link between payouts and performance, and to ensure some amount of value delivery through restricted stock awards because they have upside potential but deliver some value even if the stock price does not go up, while also reinforcing an ownership culture and commitment to YETI. The PBRS has multi-year performance goals (three-year cumulative free cash flow and relative TSR), which promote consistent growth in stockholder value across a longer time horizon. The Compensation Committee selected free cash flow because it is a key performance metric for consumer goods companies and their stockholders and is indicative of our ability to generate liquidity and increase stockholder value. The Compensation Committee also included relative TSR as a modifier rather than a standalone metric, in part due to our stock's limited trading history and price volatility. The presence of relative TSR in our PBRS design directly links executive officer compensation to the creation of stockholder value and aligns the interests of executive officers with YETI and our stockholders. Relative TSR is measured against the companies in the Russell 2000 Index, which is a capitalization-weighted index of 2,000 small cap stocks. We chose to measure our performance against the Russell 2000 Index because we wanted to measure our performance against a broad index of relatively similarly sized companies in which investors may choose to invest and measure performance against, instead of measuring our performance against the much smaller group of compensation peers described above.

The PBRS awards will be eligible to become vested following the end of a three-year performance period based on cumulative free cash flow during the performance period, with the number of PBRS eligible to vest subject to potential modification based on YETI's TSR relative to the TSR of the companies in the

YETI 2021 PROXY STATEMENT | 49

EXECUTIVE COMPENSATION Russel 2000 Index. With respect to the cumulative free cash flow performance metric, the Compensation Committee has approved threshold, target and maximum performance levels at the time of grant, with actual performance below the threshold level resulting in 0% of the PBRS becoming vested and the maximum number of PBRS eligible to become vested capped at 200% of target. The performance levels and the vesting schedule related to the cumulative free cash flow performance metric can be illustrated by the following table. Performance Level Less Than Threshold 0% Target 100% Vesting for performance between any of the performance levels specified above is interpolated on a straight-line basis. The number of PBRS determined to be eligible to become vested at the end of the performance period based on cumulative free cash flow (the ‘‘CFC PBRS’’) may be further modified based on YETI’s percentile ranking of its TSR compared to the TSR of the companies in the Russell 2000 Index. TSR is measured based on the average closing stock price for a 20 trading-day period ending on the last trading day immediately preceding the first day of the performance period and the average closing stock price for a 20 trading-day period ending on the last trading day of the performance period. The TSR percentile ranking and the percentage of the number of CFC PBRS that will vest can be illustrated by the following table. 75% 120% In all events, the maximum number of target PBRS that can vest is capped at 200%. We believe the cumulative three-year free cash flow target is attainable if we are able to successfully execute on our business plan and continue to grow our business. Consistent with our continuing focus on pay-for-performance, the Compensation Committee further updated the long-term performance incentive mix in fiscal 2021 so that all executive officers received 50% of the value of their equity-based compensation granted in the form of PBRS and 50% in the form of time-based restricted stock. 50 | YETI 2021 PROXY STATEMENT TSR Percentile Rank % of CFC PBRS to Vest 25% 80% Between 25% and 75% 100% (i.e., no modification) % of Target PBRS Eligible to Become Vested Threshold 50% Maximum or Greater 200%

EXECUTIVE COMPENSATION 2020 NEO EQUITY MIX 2021 NEO EQUITY MIX PBRS 30% PBRS 50% RS 50% RS 70% Equity Vehicle PBRS 30% 50% • 3-year • Cumulative free • Prioritizes Target Long-Term Incentive Opportunities and 2020 Grants of PBRS & Time-Based Restricted Stock Awards In February 2020, the Compensation Committee established target long-term incentive opportunities for each of the NEOs. In establishing the size of the long-term incentive opportunity, the Compensation Committee considered the following: • the values of, allocations to, and proportion of total compensation represented by, the long-term incentive opportunities at the peer group companies and in market surveys; individual performance and criticality of, and expected future, contributions of the NEO; time in role, skills and level of experience; and retention considerations. • • • YETI 2021 PROXY STATEMENT | 51 2020 Allocation 2021 Allocation Performance/ Vesting Schedule How Payouts Are Determined Rationale for Use performance period with cliff vesting of award subject to performance measured during the performance period cash flow measured over a three-year period, with a relative TSR modifier based on the performance of our stock price relative to the companies in the Russell 2000 Index increasing stockholder value • Promotes long-term focus • Section 162(m) grandfathering rule Restricted Stock 70% 50% • 3-year vesting period: 1/3 after Year 1, then 1/6 semi-annually • Value of stock • Aligns with stockholders • Promotes retention • Provides value • Section 162(m) grandfathering rule

EXECUTIVE COMPENSATION

In fiscal 2020, the target long-term incentive percentages of the NEOs remained unchanged from fiscal 2019 with the exception of the target long-term incentive percentage of Mr. Reintjes, which increased from 300% to 350% of his base salary, to recognize prior years' performance and achievements and to better align his long-term compensation opportunity with our peer group companies.

Having established the target value of the long-term incentive, and the 30/70 mix of equity vehicles, the Compensation Committee determined (i) the target number of PBRS to be granted by taking the portion of the total long-term incentive opportunity allocated to PBRS and dividing it by the closing price on the date of grant, and (ii) the number of shares of restricted stock to be granted by taking the portion allocated to such vehicle and dividing it by the closing price on the date of grant.

NEO	2020 LTIP Incentive Percentage	2020 Target Opportunity ($)	PBRS (30%) ($)(1)	PBRS (#)	RS (70%) ($)	RS (#)
Matthew J. Reintjes	350%	3,237,500	971,243	29,575	2,266,256	69,009
Paul C. Carbone	200%	1,050,000	315,001	9,592	734,992	22,381
Kirk A. Zambetti	150%	592,500	177,763	5,413	414,736	12,629
Hollie S. Castro	150%	592,500	177,763	5,413	414,736	12,629
Bryan C. Barksdale	150%	562,500	168,765	5,139	393,752	11,990

(1) Reflects the number of PBRS for target performance goal.

The Compensation Committee intends to make grants of long-term incentive awards annually and may also grant long-term incentive awards when an individual is promoted to a senior executive position to recognize the increase in the scope of his or her role and responsibilities. From time to time, the Compensation Committee may make special awards to recognize major milestones or selective awards in situations involving a leadership transition. The Compensation Committee may also make grants to newly-hired executive officers in the same form as our 2020 long-term incentives (i.e., PBRS and time-based restricted stock) and on substantially the same terms.

Additional Aspects of Long-Term Incentive Compensation

We make grants of long-term incentive equity under our 2018 Equity and Incentive Compensation Plan, which our stockholders approved and adopted in 2018. The grant date is the date of the Compensation Committee's approval of the awards. The grant dates for awards made in 2020 are detailed in the "2020 Grants of Plan-Based Awards" table later in this Proxy Statement. We generally intend to make annual grants during the first quarter of our fiscal year following the release of financial results for the preceding fiscal year.

Other Benefits

401(k) Plan

We offer a 401(k) defined contribution plan covering substantially all of our employees, including our NEOs. Participants may make voluntary contributions to the 401(k) plan, limited by certain Internal Revenue Code ("Code") restrictions. We are responsible for the administrative costs of the 401(k) plan, and we provide discretionary matching contributions to employee contributions.

52 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION Health and Welfare Benefits We offer broad-based medical, dental, vision, life, and disability plans to our NEOs and all of our other full-time employees. Perquisites and Other Personal Benefits We do not generally provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for a comprehensive physical exam. These physicals are provided because we believe that they support our executive officers in maintaining their health, which serves a necessary business purpose, and the related amounts of compensation are not material to the overall executive compensation program. We do not provide tax reimbursements or any other tax payments with respect to perquisites, including excise tax ‘‘gross-ups,’’ to any of our executive officers. Severance Arrangements We have adopted a senior leadership severance benefits plan (the ‘‘Severance Plan’’), which covers all NEOs except the CEO, to provide protection in the event of a termination following a change in control or otherwise. The Severance Plan generally provides for severance amounts if the NEO’s employment is terminated by us without cause or by the NEO for good reason. For a termination not in connection with a change in control, the NEO is eligible to receive a severance amount equal to 100% of his or her base salary, and pro rata STIP payout based on actual company performance for the year of termination. For terminations within two years after a change in control, the severance amount is equal to 150% of the sum of base salary and target annual bonus, and pro rata target STIP payout. The Severance Plan also provides for reimbursement for health benefit continuation of up to 12 to 18 months. The payments and benefits provided under the Severance Plan are contingent upon the affected NEO’s execution and non-revocation of a general release of claims and compliance with specified restrictive covenants. See ‘‘—Potential Payments upon a Termination or Change in Control,’’ which describes the payments to which the participating NEOs may be entitled under the Severance Plan. Our CEO does not participate in the Severance Plan because he is entitled to severance benefits under his employment agreement that was entered into during 2018. Our CEO’s severance benefits are based on a 1.5x multiple for qualifying terminations not in connection with a change in control and a 2x multiple for qualifying terminations in connection with a change in control. The severance arrangements for our CEO are described below under ‘‘—2020 Summary Compensation Table—Employment Agreement of Mr. Reintjes.’’ V. ADDITIONAL COMPENSATION POLICIES AND PRACTICES Executive Stock Ownership Guidelines We believe that YETI and our stockholders are best served when executive officers manage the business with a long-term perspective. As such, we adopted stock ownership guidelines, as we believe stock ownership is an important tool to strengthen the alignment of interests among our executive officers and our stockholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment YETI 2021 PROXY STATEMENT | 53

EXECUTIVE COMPENSATION to sound corporate governance. The current executive stock ownership requirements for our executive officers are as follows: There is no required time period within which an executive officer must attain the applicable target ownership, and, in the relatively short time period since our IPO in October 2018, all NEOs are in full compliance. Until the stock ownership guidelines have been satisfied, each executive officer or other identified senior employee is required to retain (i) 50% of the shares underlying all of such individual’s vested stock options (or shares received by such individual upon exercise of vested stock options) and (ii) 50% of the net profit shares on exercise, vesting or earning of any equity award granted on or following October 24, 2018. Clawback Policy We have adopted a clawback policy designed to recover incentive compensation paid to executive officers based on erroneously prepared financial statements. If an accounting restatement is required because of material noncompliance with any financial reporting requirement, all incentive compensation paid or credited to any current or former executive officer who willfully committed misconduct that contributed to the noncompliance for the restated period will be recalculated based on restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to us. Alternatively, we are authorized to offset the forfeitable amount from compensation owed currently or in the future to such executive officer. The Compensation Committee is authorized to interpret this policy and make all determinations necessary for the policy’s operation. Additionally, if any current or former executive officer or any other senior employee identified by the Compensation Committee who received incentive compensation from us on or after the effective date of the clawback policy engages in serious misconduct or activity otherwise prohibited by the clawback policy, we have the right to use reasonable efforts to recover from such executive officer or senior employee any amount of incentive compensation the Compensation Committee reasonably and in good faith deems appropriate. The clawback policy applies to incentive compensation granted on or after the effective date of the policy. Anti-Hedging and Anti-Pledging Policies See ‘‘—Anti-Hedging and Anti-Pledging Policies’’ on page 24 for a description of YETI’s anti-hedging and anti-pledging policies which apply to our directors, NEOs, and other employees. Policy with Respect to Section 162(m) of the Internal Revenue Code Section 162(m) of the Code (‘‘Section 162(m)’’) generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1.0 million during the tax year. We are eligible for a special Section 162(m) grandfathering rule available for certain compensation paid or awarded by newly public companies. As such, Section 162(m) was one of the considerations in designing our new long-term equity program for 2020. For 2020, each executive officer was awarded 54 | YETI 2021 PROXY STATEMENT Position Multiple of Base Salary CEO 6x Other Executive Officers 3x

EXECUTIVE COMPENSATION PBRS and time-based restricted stock awards (instead of time-and performance-based RSUs) in order to take advantage of this special grandfathering rule. The Compensation Committee notes the Section 162(m) deductibility limitation as one of the factors in its consideration of compensation matters. The Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of YETI and our stockholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible as a result of the limitations under Section 162(m). COMPENSATION COMMITTEE REPORT This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by YETI under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent YETI incorporates such Report by specific reference. The Compensation Discussion and Analysis was prepared by the management of YETI. YETI is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the Compensation Committee. The Compensation Committee met with the management of YETI and its independent compensation consultant to review and discuss the Compensation Discussion and Analysis. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of YETI. Based on this review and these discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in YETI’s Annual Report on Form 10-K and YETI’s proxy statement for the 2021 Annual Meeting of Stockholders. The preceding report has been furnished by the following members of the Compensation Committee: Dustan E. McCoy, Chair Mary Lou Kelley David L. Schnadig YETI 2021 PROXY STATEMENT | 55

EXECUTIVE COMPENSATION 2020 SUMMARY COMPENSATION TABLE The following table sets forth information regarding all compensation awarded to, earned by or paid to our Total President and Chief S Talent & ESG (1) The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs, PBRS and shares of time-based restricted stock granted to our NEOs, computed in accordance with FASB Accounting Standards Codification Topic 718 (‘‘Topic 718’’). Grant date fair value of RSUs, PBRS and shares of time-based restricted stock was determined based on the fair market value of a YETI share of common stock on the grant date. The amount attributable to the PBRS awards shown in the Stock Awards column reflects the value of PBRS awards based on target performance, which was the probable outcome of the applicable performance conditions as determined on the grant date, which results in a grant date fair value for the PBRS awards as follows: Mr. Reintjes $971,243; Mr. Carbone $314,968; Mr. Zambetti $177,730; Ms. Castro $177,730; and Mr. Barksdale $168,732. If there is a maximum payout under the PBRS awards, the values for such awards would be as follows: Mr. Reintjes $1,942,486; Mr. Carbone $630,003; Mr. Zambetti $355,493; Ms. Castro $355,493; and Mr. Barksdale $337,497. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 10 (Stock-Based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The amounts shown above in the Option Awards column represent the aggregate grant date fair value of stock options computed in accordance with Topic 718. Valuations of options were determined using the Black-Scholes option pricing model. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 10 (Stock-Based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. The amounts shown in the Non-Equity Incentive Plan Compensation column are comprised of amounts paid in respect of the STIP, as determined by the Compensation Committee and in accordance with the plan and the awards thereunder. Payments pursuant to the STIP are generally made early in the year following the year in which they are earned. Amounts disclosed in this column reflect Company contributions to the tax-qualified 401(k) retirement plan. (2) (3) (4) 56 | YETI 2021 PROXY STATEMENT NEOs during fiscal years 2018, 2019 and 2020. Nam Posi e and Principal tion Year Salary ($) Bonus ($) Stock Awards(1) ($) Option Awards(2) ($) Non-Equity Incentive Plan Compensation(3) ($) All Other Compensation(4) ($) ($) Matthew J. Reintjes 2020 919,231 — 3,237,499 — 2,108,485 — 6,265,215 Executive Officer 2019 875,000 — 1,864,165 1,718,966 1,408,750 8,400 5,875,281 2018 728,269 — 16,662,199 2,323,252 984,375 18,809 20,716,904 Paul C. Carbone Senior Vice President and Chief Financial Officer 2020 522,115 — 1,049,993 — 718,561 8,550 2,299,219 2019 500,000 — 710,144 654,845 603,750 11,654 2,480,393 Kirk A. Zambetti Senior Vice President 2020 392,692 — 592,499 — 432,354 8,550 1,426,095 2019 375,000 — 399,466 368,352 362,250 12,358 1,517,426 of Sales 2018 354,039 — 4,684,650 398,272 318,635 18,968 5,774,564 Hol of lie S. Castro nior Vice President 2020 390,673 — 592,499 — 430,131 8,550 1,421,8 53 2019 357,500 — 380,813 351,158 345,345 8,250 1,443,0 66 Bryan C. Barksdale Senior Vice President, 2020 372,981 — 562,517 — 410,652 4,975 1,351,125 General Counsel and Secretary

EXECUTIVE COMPENSATION EMPLOYMENT AGREEMENTS Matthew J. Reintjes. We entered into an amended and restated employment agreement with Mr. Reintjes, our President and CEO, effective October 25, 2018. Pursuant to Mr. Reintjes’ employment agreement, for each calendar year during the employment period beginning on or after January 1, 2019, Mr. Reintjes’ target annual incentive award is equal to 100% of his annual base salary amount for the applicable calendar year, but the actual amount of such bonus may be less than or exceed such target amount, depending on our performance. For the 2020 calendar year, Mr. Reintjes’ annual eligible salary was $919,231 and his target annual incentive award opportunity was equal to 125% of his eligible salary, and he received a cash incentive award of $2,108,485. Mr. Reintjes’ employment agreement provides for an initial term of three years and automatic renewal for additional one-year terms, unless either party provides at least 60 days’ notice of nonrenewal. Mr. Reintjes’ employment agreement provides that we will use our good faith efforts to nominate Mr. Reintjes for re-election to the Board and procure his re-election at any applicable meeting of stockholders (when Mr. Reintjes’ term as a director would otherwise expire) held for the purposes of electing directors. Under the employment agreement, Mr. Reintjes is an at-will employee and is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants for a period of 12 months following his termination of employment if his employment is terminated during the change in control protection period (as defined in his employment agreement) or 18 months if his employment is terminated outside of the change in control protection period. The severance provisions applicable to Mr. Reintjes are discussed below under ‘‘—Potential Payments upon Termination or Change of Control.’’ Other NEOs. Each of our other currently employed NEOs, Bryan C. Barksdale, Paul C. Carbone, Hollie S. Castro and Kirk A. Zambetti, is a participant in the Severance Plan, as discussed below under ‘‘—Senior Leadership Severance Benefits Plan.’’ The severance provisions applicable to each of these NEOs are discussed below under ‘‘—Potential Payments upon Termination or Change of Control.’’ YETI 2021 PROXY STATEMENT | 57

EXECUTIVE COMPENSATION FISCAL 2020 GRANTS OF PLAN-BASED AWARDS TABLE Fair Value Of Stock Grant Date Award Type ($) ($) ($) (#) (#) (#) (#)(3) 2/14/2020 RS 12,629 414,736 2/14/2020 RS 11,990 393,752 Annual Incentive Plan (1) The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for 2020 under the STIP. The amounts of the annual cash incentives opportunities depend on the eligible salary of the NEO for the year. Annual cash incentive opportunities are subject to achievement relative to two performance measures, adjusted operating income and net sales, weighted 60% and 40%, respectively. Each performance measure has a threshold, target and maximum performance level such that performance below the threshold level results in no annual cash incentive payment, performance at threshold level results in a payout of 50% of the target bonus amount, performance at target level results in a payout of 100% of the target bonus amount, and performance at or above the maximum results in a payout of 200% of the target bonus amount. Linear interpolation will be used to determine the applicable payout amount between threshold and target and between target and maximum. Performance-based Restricted Stock Awards (2) The amounts disclosed in these columns reflect the threshold, target and maximum PBRS awards granted to our NEOs in 2020 and eligible to vest following the end of a three-year performance period based on cumulative free cash flow during the performance period, with the number of PBRS eligible to vest subject to potential modification based on YETI’s TSR relative to the TSR of the companies in the Russel 2000 Index. Each performance measure has a threshold, target and maximum performance level such that performance below the threshold level results in no PBRS becoming vested, performance at threshold level results in a payout of 50% of the target PBRS amount, performance at target level results in a payout of 100% of the target PBRS amount, and performance at or above the maximum results in a payout of 200% of the target PBRS amount. Vesting for performance between any of the performance levels is interpolated on a straight-line basis. Valuation of PBRS awards were determined based on target performance, which was the probable outcome of the performance conditions as of the grant date. See Footnote 1 to the Summary Compensation Table above for more details on this valuation. 58 | YETI 2021 PROXY STATEMENT The following table sets forth information regarding plan-based awards granted to our NEOs during fiscal 2020: Name All Other Stock Awards:Gr Estimated Future PayoutsEstimated Future PayoutsNumber of Under Non-Equity IncentiveUnder Equity IncentiveShares of Plan Awards(1)Plan Awards(2)Stockan Threshold Target Maximum Threshold Target Maximumor Units ant Date d Option Awards ($) 2/14/2020 2/14/2020 Annual Incentive RS 574,519 1,149,039 2,298,078 69,009 Matthew J. Reintjes 2,266,256 2/14/2020 PBRS 14,788 29,575 59,150 971,243 Paul C. Carbone 2/14/2020 Annual Incentive 195,793 391,587 783,173 2/14/2020 RS 22,381 734,992 2/14/2020 PBRS 4,796 9,592 19,184 315,001 Kirk A. Zambetti 2/14/2020 Annual Incentive 117,808 235,615 471,230 2/14/2020 PBRS 2,706 5,413 10,825 177,763 Holli e S. Castro 2/14/2020 Annual Incentive 117,202 234,404 468,808 2/14/2020 RS 12,629 414 ,736 2/14/2020 PBRS 2,706 5,413 10,825 177 ,763 Bryan C. Barksdale 2/14/2020 Annual Incentive 111,894 223,789 447,577 2/14/2020 PBRS 2,569 5,139 10,277 168,765

EXECUTIVE COMPENSATION

Time-based Restricted Stock Awards

(3) Amounts disclosed in this column reflect the number of time-based restricted stock awards granted to our NEOs in fiscal 2020. The time-based restricted stock awards vest over three years; one-third of the shares of restricted stock underlying the award vested on the first anniversary of the grant date, and one-sixth of the shares of restricted stock underlying the award will vest on each of the first four six-month anniversaries thereafter. The grant date fair value of the time-based restricted stock awards is computed in accordance with Topic 718 using the closing price of a YETI share on the grant date.

OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-END TABLE

The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of January 2, 2021:

		Option Awards					Stock Awards			
		Number of Securities Underlying Unexercised Options								
Name	Grant Date	Exercisable (#)[1]	Unexercisable (#)[2]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)[3]	Market Value of Shares or Units That Have Not Vested ($)[4]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)[5]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[6]
Matthew J. Reintjes	2/15/2019[7]	89,530	89,529		22.84	2/15/2029				
	10/24/2018[8]	160,846	160,845		18.00	10/24/2028				
	9/14/2015	275,653			4.79	9/14/2025				
	2/15/2019[7]						28,732	1,967,280		
	2/14/2020[7]						69,009	4,725,046		
	2/14/2020[9]								59,150	4,050,001
Paul C. Carbone	2/15/2019[7]	34,107	34,106		22.84	2/15/2029				
	10/24/2018[8]	55,148	55,146		18.00	10/24/2028				
	2/15/2019[7]						10,945	749,404		
	2/14/2020[7]						22,381	1,532,427		
	2/14/2020[9]								19,184	1,313,528
Kirk A. Zambetti	2/15/2019[7]	19,185	19,185		22.84	2/15/2029				
	10/24/2018[8]	14,574	27,573		18.00	10/24/2018				
	2/15/2019[7]						6,156	421,501		
	2/14/2020[7]						12,629	864,708		
	2/14/2020[9]								10,825	741,188
Hollie S. Castro	2/15/2019[7]	9,150	18,289		22.84	2/15/2029				
	10/24/2018[8]	13,148	26,286		18.00	10/24/2028				
	2/15/2019[7]						5,869	401,850		
	2/14/2020[7]						12,629	864,708		
	2/14/2020[9]								10,825	741,188
Bryan C. Barksdale	2/15/2019[7]	11,290	18,289		22.84	2/15/2029				
	10/24/2018[8]	13,288	26,286		18.00	10/24/2028				
	2/15/2019[7]						5,869	401,850		
	2/14/2020[7]						11,990	820,955		
	2/14/2020[9]								10,277	703,666

(1) Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting and have vested. The options generally expire ten years from the date of grant and have an exercise price of no less than

YETI 2021 PROXY STATEMENT | 59

EXECUTIVE COMPENSATION 100% of the fair market value of a YETI share on the date of grant. See ‘‘2020 Potential Payments Upon Termination or Change in Control’’ for information on the treatment of options upon retirement, death, disability, termination or change in control. Amounts disclosed in this column reflect the number of options granted to our NEOs that were subject to time-based vesting that had not vested as of January 2, 2021. Amounts disclosed in this column reflect the number of unvested RSUs and shares of restricted stock granted that were subject to time-based vesting. See ‘‘2020 Potential Payments Upon Termination or Change in Control’’ for information on the treatment of RSUs and shares of restricted stock upon retirement, death, disability, termination or change in control. Amounts disclosed in this column reflect the market value of the RSUs and shares of time-based restricted stock as reported in the preceding column using the closing price of a YETI share as reported on the New York Stock Exchange on December 31, 2020, the last trading day of our fiscal year, multiplied by the number of shares underlying each award. Amounts disclosed in this column reflect the number of PBRS that would be paid out if the maximum performance goal is achieved. See ‘‘2020 Potential Payments Upon Termination or Change in Control’’ for information on the treatment of PBRS upon retirement, death, disability, termination or change in control. Amounts disclosed in this column reflect the market value of the PBRS as reported in the preceding column using the closing price of a YETI share as reported on the New York Stock Exchange on December 31, 2020, the last trading day of our fiscal year, multiplied by the number of shares underlying each award. Vest one-third on the first anniversary of the grant date and then one-sixth on a semi-annual basis. Unvested portion of the award vests in three equal annual installments beginning on the second anniversary of the grant date. Cliff vest after three years based on cumulative free cash flow measured over the three-year performance period, with a relative TSR modifier based on the performance of YETI’s stock price relative to the companies in the Russell 2000 Index. (2) (3) (4) (5) (6) (7) (8) (9) EQUITY COMPENSATION PLANS 2018 Equity and Incentive Compensation Plan. In September 2018, the Board approved and adopted the 2018 Equity and Incentive Compensation Plan (the ‘‘2018 Plan’’). The 2018 Plan is administered by the Compensation Committee which has the authority to determine eligible participants in the 2018 Plan and to interpret and make determinations under the 2018 Plan. Pursuant to the 2018 Plan, YETI may grant stock options, stock appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock. The Board is generally authorized to amend the 2018 Plan as it deems necessary, provided that it may not amend the 2018 Plan without our stockholders’ approval if the amendment would (i) materially increase the benefits accruing to participants, (ii) materially increase the number of shares that may be issued under the 2018 Plan, (iii) materially modify the requirements of participation, (iv) allow for the repricing of stock options or stock appreciation rights, or (v) otherwise require stockholder approval. The Compensation Committee may amend the terms of any award granted under the 2018 Plan but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant’s consent. 2012 Equity and Performance Incentive Plan (as amended and restated June 20, 2018). Prior to the adoption of the 2018 Plan, the Compensation Committee awarded nonqualified stock options and RSUs pursuant to the 2012 Equity and Performance Incentive Plan (as amended, the ‘‘2012 Plan’’) which was originally adopted in June 2012. Subject to the provisions of the 2012 Plan, the Board has the power to interpret and administer the 2012 Plan and any award agreement and to determine the terms of awards. Following our IPO in October 2018, no shares are available for issuance pursuant to new awards under the 2012 Plan. 60 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION

FISCAL 2020 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our NEOs during fiscal 2020.

	Option Awards		Stock Awards	
Name	Number of Shares Acquired on Exercise (#)[(1)]	Value Realized on Exercise ($)[(2)]	Number of Shares Acquired on Vesting (#)[(3)]	Value Realized on Vesting ($)[(4)]
Matthew J. Reintjes	—	—	28,733	1,102,012
Paul C. Carbone	—	—	10,946	419,821
Kirk A. Zambetti	13,000	518,310	6,158	236,185
Hollie S. Castro	22,280	670,794	5,870	225,140
Bryan C. Barksdale	72,746	2,218,079	5,870	225,140

(1) The amounts shown in this column represent the number of shares acquired on the exercise of options during fiscal 2020.

(2) The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of a YETI share on the date of exercise.

(3) Amounts disclosed in this column reflect the number of RSUs that vested during fiscal 2020.

(4) Amounts disclosed in this column reflect the value realized upon vesting of the RSUs, as calculated based on the price of a YETI share on the vesting date, multiplied by the number of shares underlying each award.

POST-TERMINATION COMPENSATION

SENIOR LEADERSHIP SEVERANCE BENEFITS PLAN

Each of our currently employed NEOs other than the CEO participate in the Severance Plan, under which each participant is entitled to severance in connection with certain terminations of employment, subject to the participant's execution of a release of claims. Each participant, including Messrs. Barksdale, Carbone and Zambetti and Ms. Castro, is required to execute a participation agreement, which designates a participant's applicable participation level, and a restrictive covenants agreement, as a condition of participating in the Severance Plan. Under the restrictive covenants agreements, each participant is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants following termination, which for Messrs. Barksdale, Carbone and Zambetti and Ms. Castro will continue for a period of 12 months. The severance provisions applicable to each of our NEOs (other than the CEO) under the Severance Plan are discussed below under "—Potential Payments upon Termination or Change of Control."

YETI 2021 PROXY STATEMENT | 61

EXECUTIVE COMPENSATION POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL Mr. Reintjes’ employment agreement provides for certain payments to be made in connection with certain terminations of employment. Under Mr. Reintjes’ employment agreement, Mr. Reintjes is entitled to severance, subject to his execution of a release of claims, as follows: • If Mr. Reintjes’ employment is terminated by us without cause (as such term is defined in Mr. Reintjes’ employment agreement) or by Mr. Reintjes for good reason (as such term is defined in Mr. Reintjes’ employment agreement), and such termination occurs outside of the change in control protection period (as such term is defined in Mr. Reintjes’ employment agreement), Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 150% of the sum of his annual base salary amount plus target annual incentive compensation amount for the year in which such termination occurs. This amount would be paid over the 18-month period following Mr. Reintjes’ termination of employment. Mr. Reintjes will also be eligible to receive a pro rata portion of his annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes’ employment terminates or (b) the 61st day after the date on which Mr. Reintjes’ employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months. If Mr. Reintjes’ employment is terminated by us without cause or by Mr. Reintjes for good reason, and such termination occurs during the change in control protection period, Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 200% of the sum of his annual base salary amount plus his target annual incentive compensation amount for the year in which such termination occurs. This amount generally would be paid in a single lump sum following Mr. Reintjes’ termination of employment; although a portion of this amount would be paid over the 18-month period following Mr. Reintjes’ termination of employment if required under Section 409A of the Code. Mr. Reintjes will also be eligible to receive a pro rata portion of his target annual incentive compensation payment for the year of termination, based on the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes’ employment terminates or (b) the 61st day after the date on which Mr. Reintjes’ employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months. Mr. Reintjes’ employment agreement also contains a net-better Section 280G cutback provision, which provides that, if payments to a participant would constitute ‘‘parachute payments’’ within the meaning of Section 280G of the Code and be subject to an excise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves the participant in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax). • • Under the Severance Plan, each participating NEO is entitled to severance, subject to his or her execution of a release of claims, as follows: • If the employment of either of Messrs. Barksdale, Carbone or Zambetti or Ms. Castro is terminated by us without cause (as such term is defined in the Severance Plan) or by the applicable executive for good reason (as such term is defined in the Severance Plan), and such termination does not occur during the change in control protection period (as such term is defined in the Severance Plan), such executive will be eligible to receive a severance amount equal to 100% of his or her 62 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION respective annual base salary amount (the ‘‘Base Severance Amount’’). The Base Severance Amount would be paid over the 12-month period following the applicable executive’s termination of employment. Such executive will also be eligible to receive a pro rata portion of his or her respective annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days the applicable executive was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive’s employment terminates or (b) the 61st day after the date on which the applicable executive’s employment terminates. In addition, we will reimburse the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 12 months. If the employment of either of Messrs. Barksdale, Carbone or Zambetti or Ms. Castro is terminated by us without cause or by the applicable executive for good reason, and such termination occurs during the change in control protection period, such executive will be eligible to receive a severance payment equal to 150% of the sum of his or her annual base salary amount plus target annual incentive compensation amount (the ‘‘Enhanced Severance Amount’’). The Enhanced Severance Amount generally would be paid in a single lump sum following the applicable executive’s termination of employment; although a portion of this amount would be paid over the 12-month period following the applicable executive’s termination of employment, if required under Section 409A of the Code. Such executive will also be eligible to receive a pro rata portion of his or her target annual incentive compensation payment for the year of termination, based on the number of days he or she was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive’s employment terminates or (b) the 61st day after the date on which the applicable executive’s employment terminates. In addition, we will reimburse the applicable executive for the full amount of his or her premiums for health care continuation coverage for a period of up to 18 months. For purposes of the Severance Plan, the change in control protection period is the 24-month period following a change in control (as defined in the Severance Plan). If a change in control occurs during the six-month period following termination of the employment of either of Messrs. Barksdale, Carbone or Zambetti or Ms. Castro by us without cause, or by the applicable executive for good reason, and such termination of employment (or the event giving rise to the termination for good reason) occurred at the request of a third party which had taken steps reasonably calculated or intended to effectuate such change in control, or otherwise arose in connection with or in anticipation of such change in control, then such executive would be entitled to receive the Enhanced Severance Amount, less any portion of the Base Severance Amount that was previously paid. The Severance Plan also contains a net-better Section 280G cutback provision, which provides that, if payments to a participant would constitute ‘‘parachute payments’’ within the meaning of Section 280G of the Code and be subject to an excise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves the participant in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax). • • • YETI 2021 PROXY STATEMENT | 63

EXECUTIVE COMPENSATION

POST-EMPLOYMENT COMPENSATION TABLE

Set forth below are the amounts that our NEOs would have received upon a change in control or qualifying termination as of January 2, 2021. In calculating the amounts in the table, YETI based the stock distribution values on a price of $68.47 per share, which was the closing price of our common stock on the NYSE as of December 31, 2020, the last trading day of our fiscal year.

Name	Compensation Component	Termination[(a)] Following Change in Control ($)	Involuntary or Good Reason Termination ($)	Death or Disability ($)
Matthew J. Reintjes				
President and Chief	Cash Severance	4,148,078[(1)]	3,111,059[(2)]	—
Executive Officer	Annual Incentive	1,149,039[(3)]	2,108,485[(4)]	—
	Long Term Incentives	20,920,382[(5)]	—	20,920,382[(5)]
	Benefits and Perquisites:	18,998[(6)]	18,998[(6)]	—
	Total:	26,236,497	5,238,542	20,920,382
Paul C. Carbone				
Senior Vice President and	Cash Severance	1,374,881[(7)]	525,000[(8)]	—
Chief Financial Officer	Annual Incentive	391,587[(3)]	718,561[(4)]	—
	Long Term Incentives	7,278,071[(5)]	—	7,278,071[(5)]
	Benefits and Perquisites:	25,142[(6)]	16,761[(9)]	—
	Total:	9,069,681	1,260,322	7,278,071
Kirk A. Zambetti				
Senior Vice President of	Cash Severance	945,923[(7)]	395,000[(8)]	—
Sales	Annual Incentive	235,615[(3)]	432,354[(4)]	—
	Long Term Incentives	3,923,858[(5)]	—	3,923,824[(5)]
	Benefits and Perquisites:	18,998[(6)]	12,666[(9)]	—
	Total:	5,124,394	840,020	3,923,824
Hollie S. Castro				
Senior Vice President of	Cash Severance	944,106[(7)]	395,000[(8)]	—
Talent & ESG	Annual Incentive	234,404[(3)]	430,131[(4)]	—
	Long Term Incentives	3,798,368[(5)]	—	3,798,333[(5)]
	Benefits and Perquisites:	18,998[(6)]	12,666[(9)]	—
	Total:	4,995,876	837,797	3,798,333
Bryan C. Barksdale				
Senior Vice President,	Cash Severance	898,184[(7)]	375,000[(8)]	—
General Counsel and	Annual Incentive	223,789[(3)]	410,652[(4)]	—
Secretary	Long Term Incentives	3,735,855[(5)]	—	3,735,820[(5)]
	Benefits and Perquisites:	15,126[(6)]	10,084[(9)]	—
	Total:	4,872,954	795,736	3,735,820

(a) Involuntary termination without Cause or voluntary termination with Good Reason.

64 | YETI 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION (1) Under the CEO’s Amended and Restated Employment Agreement, amount is 2.0 times the sum of base salary plus the target annual incentive award. Under the CEO’s Amended and Restated Employment Agreement, amount is 1.5 times the sum of base salary plus the target annual incentive award. Under the CEO’s Amended and Restated Employment Agreement and the Severance Plan, amount is the pro rata target annual incentive for the year of termination. Amount is the actual annual incentive that had been earned as of January 2, 2021. Under the terms of the individual PBRS, time-based restricted stock, RSU and stock option award agreements, upon (i) an involuntary termination without cause or voluntary termination with good reason that occurs within two years following a change in control, all unvested PBRS, time-based restricted stock, RSUs and stock options will vest, with the number of PBRS to vest equal to the target number of PBRS subject to such award, or (ii) a termination of employment due to death or disability, all unvested PBRS (based on the target number of PBRS subject to such award), shares of time-based restricted stock, RSUs and stock options will vest. Unvested PBRS (based on the target number of PBRS subject to an award), shares of time-based restricted stock, RSUs and stock options would also vest if awards were not assumed in the change in control. The amount shown is the value of all unvested stock options based on the difference between the exercise price and the price of a YETI share as of December 31, 2020 plus the market value of all unvested PBRS (assuming target performance), shares of time-based restricted stock, and RSUs based on the price of a YETI share as of December 31, 2020. Amount is YETI’s reimbursement for the full amount of the COBRA premium payments for an 18-month period following termination. Under the Severance Plan, amount is 1.5 times the sum of base salary plus target annual incentive award. Under the Severance Plan, amount is equal to 1.0 times the executive’s base salary. Under the Severance Plan, amount is YETI’s reimbursement to the Executive for the full amount of COBRA premium payments for a 12-month period following termination. (2) (3) (4) (5) (6) (7) (8) (9) CEO PAY RATIO For fiscal 2020, the median of the annual total compensation of all employees of YETI (other than our CEO) was $61,096, and the annual total compensation of our CEO, Matthew J. Reintjes, was $6,265,215. Based on this information, for fiscal 2020, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 103 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules. To identify the median of the annual total compensation of all of our employees and to determine the annual total compensation of the ‘‘median employee,’’ we used the following methodology, material assumptions, adjustments and estimates: • We selected October 9, 2020 as the date upon which we would identify our median employee. • As of October 9, 2020, our employee population consisted of approximately 666 individuals, of which 614 were in the United States and 52 were outside of the United States. In determining our employee population, we considered our worldwide employees as of October 9, 2020, whether employed on a full-time, part-time, temporary or seasonal basis. YETI 2021 PROXY STATEMENT | 65

EXECUTIVE COMPENSATION • To identify our ‘‘median employee,’’ we looked at the total direct compensation for fiscal 2020 for all active employees, which for this purpose included each such employee’s fiscal 2020 annual base wages, including overtime, retro pay, company-paid leave, personal time off, and holiday pay, as applicable, used during the period. Other pay, including bonuses, commissions, relocation amounts, expense reimbursements, paid leave of absence by a third party, insurance, or benefits, were excluded in the calculation. We annualized the compensation of any employees who started after the first day of our fiscal 2020. • With respect to the annual total compensation of the ‘‘median employee,’’ we identified and calculated the elements of such employee’s compensation for fiscal 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $61,096. With respect to the annual total compensation for our CEO, we used the amount reported in the ‘‘Total’’ column of the ‘‘Summary Compensation Table’’ set forth above. Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have exclusions, estimates and assumptions in calculating their pay ratios. used different methodologies, 66 | YETI 2021 PROXY STATEMENT

AUDIT MATTERS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES The following table sets forth the aggregate fees for professional services rendered by Grant Thornton LLP (‘‘Grant Thornton’’) which were approved in compliance with the Audit Committee’s pre-approval policy described below, for fiscal 2020 and fiscal 2019. Fiscal 2020 Fiscal 2019 (1) Audit fees represent amounts billed for professional services rendered in connection with the audit of our annual consolidated financial statements and internal controls over financial reporting, the review of our quarterly financial statements, issuance of comfort letters and consents, and assistance with, and review of, documents filed with the SEC. The decrease in the audit fees for fiscal 2020 is primarily related to a reduction in agreed upon audit fees for the fiscal 2020 audit and a reduced number of registration statements filed in fiscal 2020. In considering the nature of the services provided by Grant Thornton, the Audit Committee determined that such services are compatible with the provision of independent audit services. AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES It is the policy of the Audit Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm. Annually, the Audit Committee reviews and, as it deems appropriate, pre-approves the anticipated audit, audit-related, tax and other services to be performed by the independent registered public accounting firm during the year. The Audit Committee reviews a description of the scope of services falling within pre-designated fee categories and imposes specific budgetary guidelines. The Audit Committee periodically reviews and pre-approves proposed additional services to be performed by the independent registered public accounting firm and related fees that are outside the scope of the services and fees pre-approved by the Audit Committee during its annual review. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit Committee delegates pre-approval authority to one or more of its members, who report any pre-approval decisions to the Audit Committee at its next scheduled meeting. During fiscal 2020, the Audit Committee did not approve any non-audit services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act. YETI 2021 PROXY STATEMENT | 67 Audit Fees(1) $ 776,000 $1,281,724 Audit-Related Fees — — Tax Fees — — All Other Fees — — Total Fees $ 776,000 $1,281,724

AUDIT MATTERS AUDIT COMMITTEE REPORT The following report of the Audit Committee shall not be deemed to be ‘‘soliciting material’’ or to otherwise be considered ‘‘filed’’ with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that YETI specifically incorporates it by reference into such filing. As provided in its charter, the purposes of the Audit Committee are to (a) assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI’s financial statements, (ii) YETI’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence and performance, and (iv) the performance of YETI’s internal audit function; (b) prepare the Audit Committee’s report to be included in YETI’s annual proxy statement; (c) advise and consult with management and the Board regarding the financial affairs of YETI; and (d) appoint, compensate, retain, dismiss and oversee the work of YETI’s independent auditors. Our principal responsibility is one of oversight. YETI’s management is responsible for the preparation, presentation and integrity of its financial statements and YETI’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. YETI’s independent registered public accounting firm reports directly to the Audit Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. In this context, we have reviewed and discussed YETI’s audited consolidated financial statements for the fiscal year ended January 2, 2021, with YETI’s management and Grant Thornton LLP, YETI’s independent registered public accounting firm for fiscal 2020. This review included discussions with Grant Thornton LLP regarding those matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (the ‘‘PCAOB’’) and the SEC. In addition, we received from Grant Thornton LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and discussed with Grant Thornton LLP its independence from YETI and its management. Based on these reviews and discussions and the reports of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in YETI’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021, for filing with the SEC. The Audit Committee Robert K. Shearer (Chair) Alison Dean Frank D. Gibeau Dustan E. McCoy 68 | YETI 2021 PROXY STATEMENT

AUDIT MATTERS CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM As reported on our Current Report on Form 8-K filed with the SEC on March 5, 2021, on February 26, 2021, the Audit Committee approved the dismissal of Grant Thornton as our independent registered public accounting firm. On March 1, 2021, immediately following the filing with the SEC of YETI’s Annual Report on Form 10-K for the year ended January 2, 2021, YETI dismissed Grant Thornton as its independent registered public accounting firm. Grant Thornton’s audit reports on our consolidated financial statements for the fiscal years ended December 28, 2019 and January 2, 2021 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended January 2, 2021 and December 28, 2019, and the subsequent interim period from January 3, 2021 through March 1, 2021, there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between YETI and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its reports on YETI’s consolidated financial statements for such years, and (ii) no ‘‘reportable events’’ within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for the material weakness in YETI’s internal control over financial reporting related to ineffective information technology general controls in the areas of user access and program change-management over certain information technology systems that support our financial reporting process. YETI concluded this material weakness was remediated as of September 26, 2020 as disclosed in YETI’s Form 10-Q for the period then ended. We previously provided Grant Thornton with a copy of the disclosures above and requested that Grant Thornton furnish us with a letter addressed to the SEC stating whether it agrees with the statements and, if not, stating the respects in which it does not agree. A copy of Grant Thornton’s letter, dated March 5, 2021, was filed as Exhibit 16.1 with our Current Report on Form 8-K filed with the SEC on March 5, 2021. On February 26, 2021, the Audit Committee approved the appointment of PwC as our independent registered public accounting firm effective following the dismissal of Grant Thornton. On March 1, 2021, immediately following the filing with the SEC of YETI’s Annual Report on Form 10-K for the year ended January 2, 2021, YETI appointed PwC as its new independent registered public accounting firm to perform independent audit services for the fiscal year ending January 1, 2022. During the fiscal years ended December 28, 2019 and January 2, 2021, and the subsequent interim period from January 3, 2021 through March 1, 2021, neither we nor anyone acting on our behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, in any case where a written report or oral advice was provided to us by PwC that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a ‘‘disagreement’’ within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a ‘‘reportable event’’ within the meaning of Item 304(a)(1)(v) of Regulation S-K. YETI 2021 PROXY STATEMENT | 69

AUDIT MATTERS PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit YETI’s financial statements. YETI’s independent registered public accounting firm for the fiscal year ended January 2, 2021 was Grant Thornton, but the Audit Committee has appointed PwC as YETI’s principal independent registered public accounting firm for the fiscal year ending January 1, 2022. See ‘‘Audit Matters—Change in Independent Registered Public Accounting Firm’’ above for further information. Although stockholder ratification of this appointment is not required, as a matter of good corporate governance, the Audit Committee requests that stockholders ratify its appointment of PwC to serve as our independent registered public accounting firm for fiscal 2021. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of YETI and its stockholders. The members of the Audit Committee and the Board believe that the Audit Committee’s appointment of PwC as YETI’s independent external auditor is in the best interests of YETI and its stockholders. We expect that representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions. A representative of Grant Thornton is not expected to attend the Annual Meeting. The Board unanimously recommends that stockholders vote ‘‘FOR’’ the ratification, on a non-binding basis, of the appointment of PwC as YETI’s independent registered public accounting firm for the fiscal year ending January 1, 2022.  70 | YETI 2021 PROXY STATEMENT

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 24, 2021 by the following:

- each stockholder who beneficially owns more than 5% of our common stock;
- each NEO (as defined in "Compensation Discussion and Analysis");
- each of our directors and director nominees; and
- all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder, director or officer is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as affected by applicable community property laws or as otherwise set forth in the footnotes below, all persons listed have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned[1]
5% Stockholders:		
Blackrock, Inc.[2]	12,003,477	13.8%
Vanguard Group[3]	8,054,073	9.2%
Wellington Management Group LLP and affiliates[4]	6,711,793	7.7%
Named Executive Officers, Directors and Director Nominees:		
Bryan C. Barksdale[5]	35,826	*
Paul C. Carbone[6]	126,258	*
Hollie S. Castro[7]	30,166	*
Matthew J. Reintjes[8]	765,719	*
Kirk A. Zambetti[9]	49,554	*
Tracey D. Brown[10]	3,689	*
Alison Dean[11]	—	*
Frank D. Gibeau[11][12]	5,104	*
Mary Lou Kelley[11]	9,351	*
Dustan E. McCoy[11][13]	15,482	*
Roy J. Seiders[14]	1,650,802	1.9%
Robert K. Shearer[11]	—	—
David L. Schnadig	—	—
All current executive officers and directors as a group (14 persons)[11][15]	2,694,853	3.1%

* Represents less than 1%.

(1) Percentages based on 87,239,041 outstanding shares of our common stock on March 24, 2021.

YETI 2021 PROXY STATEMENT | 71

STOCK OWNERSHIP (2) Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on January 26, 2021 by Blackrock, Inc. (‘‘Blackrock’’). According to the Schedule 13G/A, as of December 31, 2020, Blackrock had sole voting power with respect to 11,817,367 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 12,003,477 shares and shared dispositive power with respect to 0 shares. The address of BlackRock is 55 East 52nd Street, New York, New York 10055. Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group (‘‘Vanguard’’). According to the Schedule 13G/A, as of December 31, 2020, Vanguard had sole voting power with respect to 0 shares, shared voting power with respect to 182,082 shares, sole dispositive power with respect to 7,811,654 shares and shared dispositive power with respect to 242,419 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Information regarding the number of shares beneficially owned is based on information contained in a Schedule 13G/A filed with the SEC on February 4, 2021 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. According to the Schedule 13G/A, as of December 31, 2020, Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP had shared voting power with respect to 5,900,546 shares and shared dispositive power with respect to all 6,711,793 shares, and Wellington Management Company LLP had shared voting power with respect to 5,878,549 shares and shared dispositive power with respect to 6,569,493 shares. The shares of common stock are owned of record by clients of Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls, directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address of Wellington Group Holdings LLP and its affiliates is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210. Includes 28,663 shares of common stock that Bryan C. Barksdale has the right to acquire within 60 days of March 24, 2021 through the exercise of options. Includes 100,624 shares of common stock that Paul C. Carbone has the right to acquire within 60 days of March 24, 2021 through the exercise of options. Includes 25,350 shares of common stock that Hollie S. Castro has the right to acquire within 60 days of March 24, 2021 through the exercise of options. Includes 585,715 shares of common stock that Matthew J. Reintjes has the right to acquire within 60 days of March 24, 2021 through the exercise of options. Includes 40,154 shares of common stock that Kirk A. Zambetti has the right to acquire within 60 days of March 24, 2021 through the exercise of options. (3) (4) (5) (6) (7) (8) (9) (10) Reflects 3,689 shares of common stock that Tracey D. Brown has the right to acquire within 60 days of March 24, 2021 through the vesting of RSUs. (11) Does not include shares of common stock underlying DSUs granted under the 2018 Plan, which will vest immediately prior to the Annual Meeting, but for which settlement will not occur until the earlier of (a) the date specified by the non-employee director in his or her deferral election form or (b) the six-month anniversary of the non-employee director’s cessation of service on the Board, as follows: Alison Dean, 1,342; Frank D. Gibeau, 3,155; Mary Lou Kelley, 6,700; Dustan E. McCoy, 2,085; and Robert K. Shearer, 24,170. (12) Reflects 4,133 shares of common stock that Frank D. Gibeau has the right to acquire within 60 days of March 24, 2021 through the vesting of RSUs. (13) Reflects 4,133 shares of common stock that Dustan E. McCoy has the right to acquire within 60 days of March 24, 2021 through the vesting of RSUs. 72 | YETI 2021 PROXY STATEMENT

STOCK OWNERSHIP (14) Reflects shares of common stock held by RJS Ice, L.P. Roy J. Seiders is the manager of RJS ICE Management, LLC, the general partner of RJS Ice, L.P. and may be deemed to beneficially own the shares of common stock held by RJS Ice, L.P. The address of RJS Ice, L.P. and RJS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716. (15) Includes 792,461 shares of common stock that current executive officers and directors have the right to acquire within 60 days of March 24, 2021 through the exercise of options or the vesting of RSUs. DELINQUENT SECTION 16(A) REPORTS Section 16(a) of the Exchange Act requires YETI’s executive officers and directors, and persons who own more than ten percent of a registered class of YETI’s equity securities, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Based on a review of our records and other information, we believe that all Section 16(a) filing requirements were met during fiscal 2020 except as described herein. On August 19, 2020, Hollie Castro sold 733 shares pursuant to a 10b5-1 plan for which a Form 4 was required to be filed within two business days of the sale. A Form 5 reporting this transaction was filed on February 16, 2021. CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS The following is a summary of transactions that occurred on or after January 1, 2020, to which we were a party, in which the amount involved exceeds $120,000 and in which any of our executive officers, directors, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest. Each agreement described below is filed as an exhibit to our Annual Report on form 10-K filed with the SEC on February 18, 2020, and the descriptions below are qualified by reference to such agreements. STOCKHOLDERS AGREEMENT In connection with our IPO, we entered into a stockholders agreement, dated October 24, 2018 (the ‘‘Stockholders Agreement’’), with Cortec and certain other stockholders, pursuant to which YETI was required to take all necessary action for individuals designated by Cortec to be included in the slate of nominees recommended by the Board for election by our stockholders. Under the Stockholders Agreement, Cortec had the right to nominate (i) three directors so long as it beneficially owned at least 30% of our then-outstanding shares of common stock, (ii) two directors so long as it beneficially owned at least 15% but less than 30% of our then-outstanding shares of common stock, and (iii) one director so long as it beneficially owned at least 10% but less than 15% of our then-outstanding shares of common stock (we refer to any director nominated by Cortec as a ‘‘Cortec Designee’’). The Stockholders Agreement also provided that so long as Cortec beneficially owned 20% or more of our then-outstanding shares of common stock, YETI would agree to take all necessary action to cause a Cortec Designee to serve as (i) Chair of the Board and (ii) Chair of the Nominating and Governance Committee. Upon the completion of a secondary offering of 6,067,125 shares of our common stock sold by selling stockholders on June 1, 2020, Cortec ceased to own 5% or more of the outstanding shares of our common stock. As a result, the Stockholders Agreement automatically terminated in accordance with its terms. YETI 2021 PROXY STATEMENT | 73

STOCK OWNERSHIP REGISTRATION RIGHTS AGREEMENT In connection with our IPO, we entered into a registration rights agreement with Cortec, Roy J. Seiders, Ryan R. Seiders, certain of their respective affiliates, and certain other stockholders, which was subsequently amended in May 2019 and December 2019 (the ‘‘Registration Rights Agreement’’). Under the terms of the Registration Rights Agreement, certain of the parties thereto (each, a ‘‘Rights Holder’’ and, collectively, the ‘‘Rights Holders’’) may demand registration of, or an underwritten offering of, all or a portion of its common stock. If a Rights Holder demands registration or an underwritten offering, the other stockholders party thereto may request that up to all of their shares of common stock be included such registration statement or underwritten offering, as the case may be. In each case, the amount registered under the demand registration or offered in an underwritten offering is subject to certain limitations and conditions, including that (i) we are not obligated to effectuate more than four demand registrations or underwritten offerings in any 12-month period and (ii) any demand registration or underwritten offering must be for an anticipated aggregate offering price of at least $250 million. In addition, in the event that we register additional shares of common stock or any series of preferred stock for sale to the public, we will be required to give notice of such registration to the other parties to the Registration Rights Agreement and, subject to certain limitations, include shares of common stock held by them in the registration. We are responsible for paying all registration expenses and expenses associated with an underwritten offering in connection with any registration or underwritten offering pursuant to the registration rights agreement (including the costs associated with this registration), excluding any underwriting fees, commissions, discounts and allowances and related legal fees. The Registration Rights Agreement includes customary indemnification provisions in favor of the stockholders party thereto against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration. LETTER AGREEMENTS, WAIVERS AND AMENDMENTS TO REGISTRATION RIGHTS AGREEMENT On May 28, 2020, we and certain parties to the Registration Rights Agreement entered into a waiver of the minimum offering size requirement to the Registration Rights Agreement to permit our secondary offering of 6,067,125 shares of our common stock sold by selling stockholders on June 1, 2020. OTHER RELATED PARTY TRANSACTIONS Roy J. Seiders serves in a non-executive capacity as Chairman and Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015. Total cash payments made by us to Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $61,500 for such service during 2020. Ryan R. Seiders, who currently serves as a Co-Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015, is the brother of Roy J. Seiders. Total cash payments made by us to Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $15,500 for such service during 2020. POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving ‘‘Related Person Transactions.’’ Pursuant to our policy, Related Person Transactions are, subject to the exclusions described below, transactions, arrangements or relationships between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed 74 | YETI 2021 PROXY STATEMENT

STOCK OWNERSHIP $120,000 and in which a related person is determined to have, have had, or expects to have a direct or indirect material interest or transactions, arrangements or relationships that would cast into doubt the independence of a director, would present the appearance of a conflict of interest between us and related persons or is otherwise prohibited by law, rule or regulation. Our policy specifically excludes the following from the definition of Related Person Transaction: (a) compensation to a director or executive officer that is or will be disclosed in YETI’s proxy statement; (b) compensation to an executive officer who is not an immediate family member of a director or of another executive officer that has been approved by the Compensation Committee or the Board; (c) a transaction in which the rates or charges involved are determined by competitive bids, or which involves rates or charges fixed in conformity with law or governmental authority; (d) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, indenture trustee or similar services; (e) a transaction in which the related person’s interest arises solely from the ownership of YETI stock and all stockholders receive the same benefit on a pro rata basis; and (f) a transaction entered into or consummated prior to the date of our IPO. Our policy regarding Related Person Transactions provides that a related person is: (a) any person who has served as a director or an executive officer of YETI at any time during the last fiscal year; (b) any person whose nomination to become a director has been presented in a proxy statement relating to the election of directors since the beginning of the last fiscal year; (c) any person who was at any time during the last fiscal year an immediate family member of any of the persons listed in (a) and (b) of this sentence; or (d) any person or any immediate family member of such person who is known to us to be the beneficial owner of more than 5% of YETI’s stock at the time of the transaction. The Audit Committee will report its action with respect to any Related Person Transaction to the Board. In the event that any Related Person Transaction is approved by the Audit Committee, such transaction will be disclosed in our proxy statement for the next annual meeting of stockholders following such approval. YETI 2021 PROXY STATEMENT | 75

ADDITIONAL INFORMATION QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING The executive offices of YETI are located at, and the mailing address of YETI is, 7601 Southwest Parkway, Austin, TX 78735. Following are questions and answers regarding the Annual Meeting: Why am I receiving this Proxy Statement? You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board of YETI to be voted at the Annual Meeting (and at any adjournment or postponement of the Annual Meeting), for the purposes set forth in the Annual Meeting Notice. What is a proxy? A proxy is your legal designation of another person to vote the stock you own. If you designate someone as your proxy in a written document, that document is also called a proxy (or proxy card). Dustan E. McCoy and Robert K. Shearer have been designated as the proxy holders in connection with the Board’s solicitation of proxies for the Annual Meeting. Who is entitled to vote at the Annual Meeting? Holders of shares of YETI’s common stock at the close of business on March 24, 2021, which is the date that the Board has designated as the record date for the Annual Meeting (the ‘‘Record Date’’), are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 87,239,041 shares of our common stock issued and outstanding. Each share of YETI’s common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting. How many shares must be present to hold the Annual Meeting? The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the chair of the meeting or, if directed by the chair of the meeting, holders of a majority of the issued and outstanding shares of our common stock present, in person or by proxy at the Annual Meeting and entitled to vote thereon, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. What am I voting on and what are the Board voting recommendations? See page 1 of this Proxy Statement under ‘‘Proxy Summary—Matters To Be Voted On.’’ Can other matters be decided at the Annual Meeting? Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the proxy holders appointed by the Board to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters. 76 | YETI 2021 PROXY STATEMENT

ADDITIONAL INFORMATION How can I vote? See page 1 of this Proxy Statement under ‘‘Proxy Summary—How To Vote.’’ Can I change my proxy vote? If you are stockholder of record, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by: • • • returning a signed proxy card with a later date; authorizing a new vote electronically through the Internet or by telephone; or delivering a written revocation of your proxy to Bryan C. Barksdale, Senior Vice President, General Counsel and Secretary, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735 before your original proxy is voted at the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Unless you attend the Annual Meeting and vote your shares at the meeting, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the Annual Meeting verify your latest vote. If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote at the Annual Meeting by using the 16-digit control number on your proxy card, voting instruction form, or Notice of Internet Availability. What if I return my proxy card but do not provide voting instructions? Proxies that are signed and returned but do not contain voting instructions will be voted: • FOR ALL to elect each of the 3 Class III director nominees listed in this Proxy Statement (Proposal 1); FOR the approval of the compensation paid to YETI’s named executive officers (Proposal 2); FOR the ratification of the appointment of PWC as YETI’s independent registered public accounting firm for the fiscal year ending January 1, 2022 (Proposal 3); and In the discretion of the named proxy holders if any other matters are properly brought before the Annual Meeting. • • • Will my shares be voted if I don’t provide my proxy or instruction card? Registered Stockholders If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting. Plan Participants If you are a participant in our employee 401(k) plan and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements. YETI 2021 PROXY STATEMENT | 77

ADDITIONAL INFORMATION Beneficial Owners Brokers who hold shares in street name for consumers are required to vote shares in accordance with instructions received from the beneficial owners. Rule 452 of the New York Stock Exchange (‘‘NYSE’’) restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as the election of directors, executive compensation and other significant matters without instructions from the beneficial owner, although brokers will be permitted to vote on discretionary items such as auditor ratification. As a result, if you do not submit voting instructions to your broker and your shares are held in street name, your brokerage firm cannot vote your shares on Proposals 1 and 2, which are considered non-discretionary matters, but may vote your shares on Proposal 3, which is considered a discretionary matter. If your broker exercises this discretion to vote your shares on Proposal 3, your shares will constitute ‘‘broker non-votes’’ on Proposal 1 and Proposal 2. Multiple Forms of Ownership YETI cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account. What is the vote required for each proposal? For Proposal 1, the election of the Class III directors, you may vote ‘‘For All’’ director nominees or withhold your vote for any one or more of the director nominees. Under our Bylaws, director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Withheld votes and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected. For Proposal 2, you may vote ‘‘For’’ or ‘‘Against’’ or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the proposal by holders present or represented at the meeting is required to approve the compensation paid to our named executive officers. Abstentions and broker non-votes will not be considered as votes cast and, as a result, will not have any effect on the proposal. For Proposal 3, you may vote ‘‘For’’ or ‘‘Against’’ or abstain from voting. Under our Bylaws, the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the proposal by holders present or represented at the meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a ‘‘routine’’ matter, there will be no broker non-votes with respect to Proposal 3. When did YETI begin mailing the Proxy Notice and first make available the Proxy Statement and form of proxy to stockholders? We began mailing the Proxy Notice, and first made available the Proxy Statement and the accompanying form of proxy to our stockholders, on or about April 5, 2021. 78 | YETI 2021 PROXY STATEMENT

ADDITIONAL INFORMATION Who will count the votes? A representative of Broadridge Financial Solutions, Inc., our transfer agent, will tabulate the votes and act as the inspector of election. Where can I find the voting results of the Annual Meeting? The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by YETI in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting. What is ‘‘householding’’ and how does it affect me? With respect to eligible stockholders who share a single address and did not receive a Proxy Notice, we are sending only one Proxy Statement and Annual Report to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as ‘‘householding,’’ is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement or Annual Report in the future, he or she may contact Investor Relations, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735 or call (512) 271-6332 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement and the Annual Report can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee. We hereby undertake to deliver promptly, upon written or oral request, a copy of this Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above. Who bears the cost of this proxy solicitation? The cost of preparing, assembling, posting on the Internet, printing and mailing the Proxy Notice, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of our common stock, and other costs of solicitation, will be borne by YETI. Officers and employees of YETI may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of our common stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of our common stock. Can I find additional information on YETI’s website? Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about YETI and our corporate governance practices under ‘‘Governance’’ in the Investor Relations section of our website, www.YETI.com. Our website contains information about the Board, Board committees, Charter, Bylaws, Code of Ethics and Business Conduct, Corporate Governance Guidelines and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735. YETI 2021 PROXY STATEMENT | 79

ADDITIONAL INFORMATION DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2022 Annual Meeting of Stockholders must comply with the procedural and other requirements set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders, the proposal must be received by our Secretary at our principal executive offices no later than December 6, 2021. In addition, any stockholder who intends to submit a proposal for consideration at our 2022 Annual Meeting of Stockholders, but not for inclusion in our proxy statement, or who intends to submit nominees for election as directors at the meeting must notify our Secretary in writing. Under our Bylaws, such written notice must (a) be received at our principal executive offices no earlier than January 20, 2022 and no later than the close of business on February 19, 2022 and (b) satisfy specified requirements set forth in our Bylaws. ANNUAL REPORT You may obtain a copy of YETI’s Annual Report on Form 10-K for the fiscal year ended January 2, 2021 without charge by sending a written request to YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.YETI.com. OTHER BUSINESS The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named as proxy holders will have discretion to vote the proxy in accordance with applicable law and their judgment on such matters. By Order of the Board of Directors, Bryan C. Barksdale Senior Vice President, General Counsel and Secretary Dated: April 5, 2021 80 | YETI 2021 PROXY STATEMENT

APPENDIX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement refers to "adjusted operating income," "adjusted net income," and "adjusted net income per diluted share" which are considered non-GAAP financial measures, as defined by SEC Regulation G. We have provided below a reconciliation of these measures to the most directly comparable financial measures calculated in accordance with GAAP. We believe these non-GAAP financial measures may be useful in evaluating our financial information and comparing year-over-year performance, and we have incorporated adjusted net income as a performance measure in our STIP. However, these measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In addition, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

For purposes of this Proxy Statement, we define adjusted operating income and adjusted net income as operating income and net income, respectively, from our income statement, adjusted for non-cash stock-based compensation expense, asset impairment charges, and in the case of adjusted net income, also adjusted for loss on modification and extinguishment of debt, including accelerated amortization of deferred financing fees diluted resulting from early prepayments of debt, and the tax impact of all adjustments. Adjusted net income per share is calculated using adjusted net income, as defined above, and diluted weighted average shares outstanding.

The following table provides a numerical reconciliation of these non-GAAP financial measures (in millions, except for per share amounts):

	Fiscal 2020	Fiscal 2019[1]
Operating Income	$ 214.2	$ 89.8
Adjustments:		
Non-cash stock-based compensation expense	9.0	52.3
Long-lived asset impairment	1.1	0.6
Adjusted Operating Income	$ 224.3	$ 142.7
Net Income	$ 155.8	$ 50.4
Adjustments:		
Non-cash stock-based compensation expense[2]	9.0	52.3
Long-lived asset impairment	1.1	0.6
Loss on prepayment of debt[3]	1.1	0.6
Tax impact of adjusting items[4]	(2.7)	(12.3)
Adjusted Net Income	$ 164.2	$ 91.8
Weighted average common shares outstanding - diluted	87.8	86.3
Adjusted Net Income Per Diluted Share	$ 1.87	$ 1.06

Note: Amounts may not recalculate due to rounding.

(1) Beginning with the first quarter of fiscal 2020, YETI revised its definitions of certain non-GAAP financial measures by eliminating various adjustments, specifically investments in new retail

YETI 2021 PROXY STATEMENT | 81

locations and international market expansion, transition to the ongoing senior management team, and transition to a public company. The fiscal 2019 non-GAAP financial results have been recast to conform to these revised definitions. Includes $40.7 million of one-time non-cash stock-based compensation expense related to pre-IPO restricted stock units (‘‘PRSUs’’) that vested and were fully recognized during fiscal 2019. The vesting of the PRSUs was triggered when Cortec, our principal stockholder at the time, ceased to own more than 35% of the voting power of our outstanding common stock following the closing of our November 2019 secondary offering. Represents the accelerated amortization of deferred financing fees resulting from the voluntary prepayments of our term loan in fiscal 2020 and the loss on modification and extinguishment related to the amendment of our credit facility in fiscal 2019. Represents the tax impact of adjustments calculated at an expected statutory tax rate of 24.5% and 22.9% for fiscal 2020 and fiscal 2019, respectively. The tax impact of adjustments for Fiscal 2019 is net of a $0.9 million discrete income tax expense related to the recognition of $40.7 million one-time non-cash stock-based compensation expense associated with pre-IPO PRSUs that vested and were fully recognized during fiscal 2019. (2) (3) (4) 82 | YETI 2021 PROXY STATEMENT

BUILT FOR THE WILD. YETI 7601 Southwest Parkway Austin, Texas 78735 USA www.YETI.com

YETI HOLDINGS, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/YETI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D46964-P50195 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

YETI HOLDINGS, INC.

The Board of Directors recommends you vote FOR ALL to elect each Class III director nominee named in Proposal 1.

	For All	Withhold All	For All Except
1. Election of three Class III directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tracey D. Brown
02) Alison Dean
03) David L. Schnadig

The Board of Directors recommends you vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation paid to our named executive officers.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as YETI Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending January 1, 2022.	☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: 1. The Notice of Annual Meeting of Stockholders 2. Proxy Statement 3. 2020 Annual Report to Stockholders are available at www.proxyvote.com. D46965-P50195 YETI HOLDINGS, INC. 2021 Annual Meeting of Stockholders May 20, 2021 8:00 A.M. This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Dustan E. McCoy and Robert K. Shearer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as provided on the reverse side, with all the powers which the undersigned would possess if personally present, all of the shares of common stock of YETI Holdings, Inc. that the undersigned is/are entitled to vote at the 2021 Annual Meeting of Stockholders to be held at 8:00 A.M., local time, on May 20, 2021, at www.virtualshareholdermeeting.com/YETI2021, and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted "For All" of the nominees in the election of three Class III directors and "For" Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2021 Annual Meeting of Stockholders. Continued and to be signed on reverse side